                                                                   EXHIBIT 10.10



================================================================================


                                CREDIT AGREEMENT


            _______________________________________________________


                         CONTINENTAL NATURAL GAS, INC.


                                      and


                        ING (U.S.) CAPITAL CORPORATION,

                                   as Agent,


                                      and


                         CERTAIN FINANCIAL INSTITUTIONS

                          as Revolving Credit Lenders,


                                      and


                         CERTAIN FINANCIAL INSTITUTIONS

                                as Term Lenders,


            _______________________________________________________


                                  $64,000,000


                               December 30, 1996


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
                               TABLE OF CONTENTS

                                                                            Page
CREDIT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I - Definitions and References  . . . . . . . . . . . . . . . . . .    1
       Section 1.1.  Defined Terms  . . . . . . . . . . . . . . . . . . . .    1
       Section 1.2.  Exhibits and Schedules; Additional
                     Definitions  . . . . . . . . . . . . . . . . . . . . .   15
       Section 1.3.  Amendment of Defined Instruments   . . . . . . . . . .   15
       Section 1.4.  References and Titles  . . . . . . . . . . . . . . . .   15
       Section 1.5.  Calculations and Determinations  . . . . . . . . . . .   15

ARTICLE II - The Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       Section 2.1.  Revolving Credit Loans and Term Loans  . . . . . . . .   16
       Section 2.2.  Requests for Loans   . . . . . . . . . . . . . . . . .   17
       Section 2.3.  Continuations and Conversions of Existing
                     Loans  . . . . . . . . . . . . . . . . . . . . . . . .   18
       Section 2.4.  Use of Proceeds  . . . . . . . . . . . . . . . . . . .   19
       Section 2.5.  Fees   . . . . . . . . . . . . . . . . . . . . . . . .   19
       Section 2.6.  Optional Prepayments   . . . . . . . . . . . . . . . .   20
       Section 2.7.  Mandatory Prepayment of Revolving Credit
                     Loans and Term Loans   . . . . . . . . . . . . . . . .   20
       Section 2.8.  Initial Borrowing Base   . . . . . . . . . . . . . . .   21
       Section 2.9.  Subsequent Determinations of Borrowing Base  . . . . .   21
       Section 2.10. Letters of Credit  . . . . . . . . . . . . . . . . . .   21
       Section 2.11. Requesting Letters of Credit   . . . . . . . . . . . .   22
       Section 2.12. Reimbursement and Participations   . . . . . . . . . .   22
       Section 2.13. Letter of Credit Fees  . . . . . . . . . . . . . . . .   24
       Section 2.14. No Duty to Inquire   . . . . . . . . . . . . . . . . .   24
       Section 2.15. LC Collateral  . . . . . . . . . . . . . . . . . . . .   25
       Section 2.16. Hedging Agreement Indemnity  . . . . . . . . . . . . .   26

ARTICLE III - Payments to Lenders . . . . . . . . . . . . . . . . . . . . .   26
       Section 3.1.  General Procedures   . . . . . . . . . . . . . . . . .   26
       Section 3.2.  Capital Reimbursement  . . . . . . . . . . . . . . . .   27
       Section 3.3.  Increased Cost of Eurodollar Loans or
                     Letters of Credit  . . . . . . . . . . . . . . . . . .   27
       Section 3.4.  Availability   . . . . . . . . . . . . . . . . . . . .   28
       Section 3.5.  Funding Losses   . . . . . . . . . . . . . . . . . . .   28
       Section 3.6.  Reimbursable Taxes   . . . . . . . . . . . . . . . . .   29
       Section 3.7.  Change of Applicable Lending Office  . . . . . . . . .   30
       Section 3.8.  Replacement of Lenders   . . . . . . . . . . . . . . .   30

ARTICLE IV - Conditions Precedent to Lending  . . . . . . . . . . . . . . .   30
       Section 4.1.  Documents to be Delivered  . . . . . . . . . . . . . .   30
       Section 4.2.  Second Advance of Term Loans; Closing of
                     Laverne Plant Acquisition  . . . . . . . . . . . . . .   32
       Section 4.3.  Additional Conditions Precedent  . . . . . . . . . . .   33

ARTICLE V - Representations and Warranties  . . . . . . . . . . . . . . . .   34
       Section 5.1.  No Default   . . . . . . . . . . . . . . . . . . . . .   34
       Section 5.2.  Organization and Good Standing   . . . . . . . . . . .   34
       Section 5.3.  Authorization  . . . . . . . . . . . . . . . . . . . .   34
       Section 5.4.  No Conflicts or Consents   . . . . . . . . . . . . . .   34
       Section 5.5.  Enforceable Obligations  . . . . . . . . . . . . . . .   34
       Section 5.6.  Initial Financial Statements   . . . . . . . . . . . .   35
       Section 5.7.  Other Obligations and Restrictions.    . . . . . . . .   35
       Section 5.8.  Full Disclosure  . . . . . . . . . . . . . . . . . . .   35
       Section 5.9.  Litigation   . . . . . . . . . . . . . . . . . . . . .   35
       Section 5.10. Labor Disputes and Acts of God   . . . . . . . . . . .   35
       Section 5.11. ERISA Plans and Liabilities  . . . . . . . . . . . . .   36
       Section 5.12. Environmental and Other Laws   . . . . . . . . . . . .   36
       Section 5.13. Names and Places of Business   . . . . . . . . . . . .   38
       Section 5.14. Borrower's Subsidiaries  . . . . . . . . . . . . . . .   38
       Section 5.15. Title to Properties; Licenses  . . . . . . . . . . . .   38
       Section 5.16. Government Regulation  . . . . . . . . . . . . . . . .   38

ARTICLE VI - Affirmative Covenants of Borrower  . . . . . . . . . . . . . .   39
       Section 6.1.  Payment and Performance  . . . . . . . . . . . . . . .   39
       Section 6.2.  Books, Financial Statements and Reports  . . . . . . .   39
       Section 6.3.  Other Information and Inspections  . . . . . . . . . .   41
       Section 6.4.  Notice of Material Events and Change of
                     Address  . . . . . . . . . . . . . . . . . . . . . . .   41
       Section 6.5.  Maintenance of Properties  . . . . . . . . . . . . . .   42
       Section 6.6.  Maintenance of Existence and Qualifications  . . . . .   42
       Section 6.7.  Payment of Trade Liabilities, Taxes, etc.  . . . . . .   42
       Section 6.8.  Insurance  . . . . . . . . . . . . . . . . . . . . . .   42
       Section 6.9.  Performance on Borrower's Behalf   . . . . . . . . . .   43
       Section 6.10. Interest   . . . . . . . . . . . . . . . . . . . . . .   43
       Section 6.11. Compliance with Agreements and Law; Required
                     Hedges   . . . . . . . . . . . . . . . . . . . . . . .   43
       Section 6.12. Environmental Matters; Environmental Reviews   . . . .   43
       Section 6.13. Evidence of Compliance   . . . . . . . . . . . . . . .   44
       Section 6.14. Solvency   . . . . . . . . . . . . . . . . . . . . . .   44
       Section 6.15. Agreement to Deliver Security Documents  . . . . . . .   44
       Section 6.16. Perfection and Protection of Security
                     Interests and Liens  . . . . . . . . . . . . . . . . .   44
       Section 6.17. Bank Accounts; Offset.   . . . . . . . . . . . . . . .   44
       Section 6.18. Guaranties of Borrower's Subsidiaries  . . . . . . . .   45
       Section 6.19. Assignment of Proceeds   . . . . . . . . . . . . . . .   45

ARTICLE VII - Negative Covenants of Borrower  . . . . . . . . . . . . . . .   45
       Section 7.1.  Indebtedness   . . . . . . . . . . . . . . . . . . . .   45
       Section 7.2.  Limitation on Liens  . . . . . . . . . . . . . . . . .   46
       Section 7.3.  Hedging Contracts  . . . . . . . . . . . . . . . . . .   47
       Section 7.4.  Limitation on Mergers, Issuances of
                     Securities   . . . . . . . . . . . . . . . . . . . . .   48
       Section 7.5.  Limitation on Sales of Property  . . . . . . . . . . .   48
       Section 7.6.  Limitation on Dividends and Redemptions  . . . . . . .   48
       Section 7.7.  Limitation on Investments and New
                     Businesses; Limitation on Capital
                     Expenditures   . . . . . . . . . . . . . . . . . . . .   49
       Section 7.8.  Limitation on Credit Extensions  . . . . . . . . . . .   49
       Section 7.9.  Transactions with Affiliates   . . . . . . . . . . . .   49
       Section 7.10. Certain Contracts; Amendments; Multiemployer
                     ERISA Plans  . . . . . . . . . . . . . . . . . . . . .   49
       Section 7.11. Current Ratio  . . . . . . . . . . . . . . . . . . . .   49
       Section 7.12. Net Worth  . . . . . . . . . . . . . . . . . . . . . .   50
       Section 7.13. EBITDA   . . . . . . . . . . . . . . . . . . . . . . .   50
       Section 7.14. Debt to Capital Ratio  . . . . . . . . . . . . . . . .   50

ARTICLE VIII - Events of Default and Remedies . . . . . . . . . . . . . . .   50
       Section 8.1.  Events of Default  . . . . . . . . . . . . . . . . . .   50
       Section 8.2.  Remedies   . . . . . . . . . . . . . . . . . . . . . .   52

ARTICLE IX - Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
       Section 9.1.  Appointment and Authority  . . . . . . . . . . . . . .   53
       Section 9.2.  Exculpation, Agent's Reliance, Etc.  . . . . . . . . .   53
       Section 9.3.  Credit Decisions; Limited Scope of Agent's
                     Duties   . . . . . . . . . . . . . . . . . . . . . . .   53
       Section 9.4.  Indemnification  . . . . . . . . . . . . . . . . . . .   54
       Section 9.5.  Rights as Lender   . . . . . . . . . . . . . . . . . .   54
       Section 9.6.  Sharing of Set-Offs and Other Payments   . . . . . . .   55
       Section 9.7.  Investments  . . . . . . . . . . . . . . . . . . . . .   55
       Section 9.8.  Benefit of Article IX  . . . . . . . . . . . . . . . .   55
       Section 9.9.  Resignation  . . . . . . . . . . . . . . . . . . . . .   55

ARTICLE X - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .   56
       Section 10.1. Waivers and Amendments; Acknowledgements   . . . . . .   56
       Section 10.2. Survival of Agreements; Cumulative Nature  . . . . . .   57
       Section 10.3. Notices  . . . . . . . . . . . . . . . . . . . . . . .   58
       Section 10.4. Payment of Expenses; Indemnity   . . . . . . . . . . .   58
       Section 10.5. Joint and Several Liability; Parties in
                     Interest; Assignments  . . . . . . . . . . . . . . . .   59
       Section 10.6. Confidentiality  . . . . . . . . . . . . . . . . . . .   61
       Section 10.7. Governing Law; Submission to Process   . . . . . . . .   61
       Section 10.8. Limitation on Interest   . . . . . . . . . . . . . . .   62
       Section 10.9. Termination; Limited Survival  . . . . . . . . . . . .   62
       Section 10.10. Severability  . . . . . . . . . . . . . . . . . . . .   62
       Section 10.11. Counterparts  . . . . . . . . . . . . . . . . . . . .   62
       Section 10.12. Waiver of Jury Trial, Punitive Damages, etc.  . . . .   63
       Section 10.13. Intercompany Transfers of Assets;
                      Restatement of Existing Credit Documents  . . . . . .   64





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
Schedules and Exhibits:

Lender Schedule
Schedule 1 - Disclosure Schedule
Schedule 2 - Security Schedule
Schedule 3 - Insurance Schedule

Exhibit A   -  Revolving Credit Note
Exhibit B   -  Term Note
Exhibit C-1 -  Borrowing Notice
Exhibit C-2 -  Request for Term Loans
Exhibit D   -  Continuation/Conversion Notice
Exhibit E   -  Certificate Accompanying Financial Statements
Exhibit F   -  Borrowing Base Report
Exhibit G   -  Environmental Compliance Certificate
Exhibit H   -  Letter of Credit Application and Agreement
Exhibit I   -  Opinion of Albright & Rusher, A Professional Corporation,
               Counsel for Restricted Persons
Exhibit J   -  Assignment and Assumption Agreement

                                CREDIT AGREEMENT

       THIS CREDIT AGREEMENT is made as of December 30, 1996, by and among Continental Natural Gas, Inc., an Oklahoma corporation (herein called "Borrower"), ING (U.S.) Capital Corporation ("ING Capital"), individually as a Revolving Credit Lender and a Term Lender, and as Agent, and the other Lenders from time to time a party hereto. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

       WHEREAS, Borrower and its Subsidiaries have previously acquired the Beaver Plant, the Mocane Plant, the Gathering Systems and certain interests in the Laverne Plant; and

       WHEREAS, Borrower and its Subsidiaries financed the purchase of such assets pursuant to the Existing Credit Documents; and

       WHEREAS, Borrower or a Subsidiary of Borrower proposes to acquire certain additional interests in the Laverne Plant pursuant to the Acquisition Documents; and

       WHEREAS, to refinance the outstanding indebtedness under the Existing Credit Documents and to finance the acquisition of such additional interests in the Laverne Plant, subject to the terms and conditions set forth herein: (i) ING Capital and the other Revolving Credit Lenders propose to lend to Borrower up to $25,000,000, and (ii) ING Capital and the other Term Lenders propose to lend to Borrower up to $39,000,000;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

       Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

       "Acquisition Closing Date" shall mean the date on which the acquisition of the Laverne Plant pursuant to the Acquisition Documents, which shall be on or before March 31, 1997.

       "Acquisition Documents" means (a) the Purchase and Sale Agreement among Conoco Inc. et al, and Borrower or a Subsidiary of Borrower regarding the acquisition of the Laverne Plant, (b) the Assignment and Bill of Sale delivered thereunder by Conoco, Inc., et al. in favor of such Restricted Person, (c) all other agreements or instruments delivered in connection therewith to consummate the acquisition contemplated thereby.

       "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

              (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

              (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

       "Agent" means ING Capital, as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than ING Capital becomes a party hereto, "Agent" shall mean ING Capital, individually.

       "Agreement" means this Credit Agreement.

       "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

       "Approved Counterparty" means any of ONEOK, Williams, Natural Gas Clearinghouse, ConAgra Energy Services, Inc., Koch Hydrocarbon Company, Mapco, Aquila Risk Management Corporation or Enron Capital & Trade Resources Corp.

       "Bank Parties" means Agent, LC Issuer, and all Lenders.

       "Base Rate" means the Base Rate Margin plus the higher of (a) the Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. For purposes of this definition, "Reference Rate" means the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate reasonably determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

       "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

       "Base Rate Margin" means, on each day:

       (a) zero percent (0%) per annum when the Debt to EBITDA Ratio on such day is less than or equal to 3.50 to 1,

       (b) one-half percent (0.5%) per annum when the Debt to EBITDA Ratio on such day is greater than 3.50 to 1, but less than or equal to 4.50 to 1, and

       (c) three-quarters percent (0.75%) per annum when the Debt to EBITDA Ratio on such day is greater than 4.50 to 1.

       "Beaver Plant" means that certain gas processing plant and related gas gathering system owned by Continental Processing, as assignee of Borrower, located in Beaver County, Oklahoma as described in detail in the Mortgage.

       "Borrower" means Continental Natural Gas, Inc., an Oklahoma corporation.

       "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

       "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Agent in accordance with the provisions of Section 2.9; provided, however, that in no event shall the Borrowing Base ever exceed the Revolving Credit Maximum Loan Amount.

       "Borrowing Base Deficiency" has the meaning given it in Section 2.7(a).

       "Borrowing Base Report" means a report in the form attached hereto as Exhibit E, appropriately completed, together with the following attachments:
(a) a summary aged schedule of all Eligible Receivables as of the date specified in such report, listing face amounts and dates of invoices of each such Eligible Receivable and the name of each account debtor obligated on such Eligible Receivable (and, upon request of Agent, copies of invoices, credit reports, and any other matters and information relating to the Eligible Receivables), and (b) a schedule of all unbilled trade accounts for Natural Gas sold which will constitute Eligible Receivables upon invoicing the account debtor therefor.

       "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

       "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

       "Cash Equivalents" means investments in:

       (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

       (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have a rating of at least AA or Aa3 given by either Rating Agency.

       (c) open market commercial paper, maturing within 270 days after acquisition thereof, which has a rating of A1 or P1 given by either Rating Agency.

       (d) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (c) above.

       "Change of Control" means the occurrence of either of the following events: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 49% or more of the outstanding voting securities of Borrower, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower) or (ii) a majority of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements).

       "CHI" means Continental Hydrocarbons, Inc., an Oklahoma corporation and a wholly-owned Subsidiary of Borrower, predecessor of Continental Hydrocarbons.

       "Closing Date" means December 30, 1996, or any other date on or before December 31, 1996 upon which Borrower, Agent and Lenders may agree.

       "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

       "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

       "Consolidated Gross Operating Cash Flow" has the meaning given it in
Section 2.7(b).

       "Consolidated Net Income" means, as to any Person or Consolidated group of Persons for any period, the gross revenues of such Person or Persons for such period, plus any cash dividends or distributions actually received by such Person or Persons from any other Persons not part of such Consolidated group, minus all expenses and other proper charges (including taxes on income, to the extent imposed upon such Person or Persons), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding the undistributed net earnings of any other Persons not part of such Consolidated group in which such Person or Persons has an ownership interest.

       "Consolidated Net Worth" means, as to any Person or Consolidated group of Persons, the Consolidated owners' equity of such Person or group of Persons, not including treasury stock, subscribed but unissued stock, or minority interests.

       "Continental Hydrocarbons" means Continental Hydrocarbons, L.L.C., an Oklahoma limited liability company and a wholly-owned Subsidiary of Borrower, successor to CHI.

       "Continental Gathering" means Continental Natural Gas Gathering, L.L.C.. an Oklahoma limited liability company and a wholly-owned Subsidiary of Borrower.

       "Continental Processing" means Continental Gas Processing, L.L.C.. an Oklahoma limited liability company and a wholly-owned Subsidiary of Borrower.

       "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

       "Debt Service" means, on a Consolidated basis, the sum of (i) all rentals (other than rentals on capitalized leases) payable during such period by Borrower and its Subsidiaries and (ii) all interest charges on all Indebtedness (including the interest component of rentals on capitalized leases) of Borrower and its Subsidiaries.

       "Debt to Capital Ratio" means the ratio of (i) the aggregate amount of Borrower's Consolidated Indebtedness (excluding Liabilities with respect to Letters of Credit issued hereunder) to (ii) the sum of (a) Borrower's Consolidated Net Worth plus (b) Borrower's Consolidated Indebtedness as of the end of the preceding Fiscal Quarter.

       "Debt to EBITDA Ratio" means at the end of any Fiscal Quarter, the ratio of (i) the aggregate amount of Borrower's Consolidated Indebtedness (excluding Liabilities with respect to Letters of Credit issued hereunder) at such time to
(ii) EBITDA for the four-Fiscal Quarter period ending with such Fiscal Quarter, to be determined on the date on which Agent and Lenders receive the financial statements of Borrower for each Fiscal Quarter as set forth in Section 6.2(b), based on the financial information contained therein as of the end of such Fiscal Quarter, and effective from such date until the next date on which the next such financial statements are received.

       "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

       "Default Rate" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default Rate" shall mean two percent (2.0%) per annum plus the related Eurodollar Rate. The Default Rate shall never exceed the Highest Lawful Rate.

       "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

       "Disclosure Schedule" means Schedule 1 hereto.

       "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent.

       "EBITDA" means, for any period, the Consolidated Net Income of Borrower for such period plus (i) income taxes, depreciation and amortization and other non-cash charges that were deducted in determining the Consolidated Net Income of Borrower (less all non-cash items of income that were included in determining the Consolidated Net Income of Borrower), and (ii) Debt Service during such period.

       "Eligible Receivables" means at any time an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Restricted Persons, arising pursuant to the sale, gathering, processing or transportation of Natural Gas, in which Agent has a perfected, first priority security interest (subject only to Permitted Liens) after deducting (a) the amount of all such accounts unpaid for more than ninety (90) days after the date of original invoice (and, if more than 50% of the aggregate amount of all accounts of any account debtor is more than ninety (90) days past due, all accounts of such account debtor), (b) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts, (c) all contra accounts, setoffs, defenses or counterclaims asserted by or available to the Persons obligated on such accounts, (d) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied, (e) all such accounts owed by account debtors which are insolvent or otherwise not reasonably satisfactory to Agent, and (f) all such accounts owing by Affiliates of Restricted Persons or by officers or employees of Restricted Persons or any such Affiliate.

       "Eligible Transferee" means a Person which either (a) is a Lender, or
(b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing, by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

       "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2(c).

       "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

       "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

       "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

       "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

       "Eurodollar Margin" means, on each day:

       (a) one and three-eighths percent (1.375%) per annum when the Debt to EBITDA Ratio on such day is less than or equal to 2.50 to 1,

       (b) one and three-quarters percent (1.75%) per annum when the Debt to EBITDA Ratio on such day is greater than 2.50 to 1, but less than or equal to
3.50 to 1,

       (c) two and one-quarter percent (2.25%) per annum when the Debt to EBITDA Ratio on such day is greater than 3.50 to 1, but less than or equal to
4.50 to 1, and

       (d) two and one-half percent (2.5%) per annum when the Debt to EBITDA Ratio on such day is greater than 4.50 to 1.

       "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

       "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

       Eurodollar Rate =

       LIBOR Rate                  + Eurodollar Margin
       ---------------------------
       100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

       "Event of Default" has the meaning given it in Section 8.1.

       "Existing Credit Documents" has the meaning given it in Section 10.13.

       "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

       "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

       "Fiscal Year" means a twelve-month period ending on December 31 of any year.

       "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

       "Gathering Systems" means those various gas transportation systems, gas gathering systems, gas pipelines, and other related properties located in Oklahoma and Texas owned by Continental Gathering and described in detail in the Mortgage.

       "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.18.

       "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

       "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

       "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

       "Indebtedness" of any Person means, without duplication, Liabilities in any of the following categories:

       (a)  Liabilities for borrowed money,

       (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

       (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

       (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

       (e)  Liabilities arising under Hedging Contracts,

       (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

       (g) Liabilities arising under conditional sales or other title retention agreements,

       (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

       (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

       (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

       (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

       (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days after the incurrence thereof.

       "ING Capital" means ING (U.S.) Capital Corporation, a Delaware corporation, as a Lender hereunder, and its successors in such capacity.

       "Initial Engineering Report" means the engineering report concerning gas reserves of Restricted Persons dated April 30, 1996, prepared by Lee Keeling & Associates as of January 1, 1996, together with corresponding information relating the information contained in such reports to each gas processing plant or pipeline system of Restricted Persons.

       "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of Borrower dated as of December 31, 1995 and (ii) the unaudited quarterly Consolidated financial statements of Borrower dated as of September 30, 1996.

       "Insurance Schedule" means Schedule 3 attached hereto.

       "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing a period of 1, 2, 3 or 6 months (provided, that prior to the Syndication Date, Interest Periods with respect to Eurodollar Loans shall be 1 month), as specified in the Borrowing Notice applicable thereto beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day), and that each such period beginning on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such period) shall end on the last Business Day of a calendar month. No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

       "Prepaid Sales Documents" means those certain agreements between Borrower and certain of its customers regarding Borrower's obligation to deliver Natural Gas and/or Natural Gas liquids in 1997 in consideration of advance payments therefor on or prior to December 31, 1996, such obligations to be secured by the Stand-Alone Letter of Credit Facility, together with all other agreements or instruments delivered in connection therewith to consummate the transaction contemplated thereby.

       "Laverne Plant" means those interests in that certain gas processing plant and related gas gathering system owned by or acquired pursuant to the Acquisition Documents by Borrower or a Subsidiary of Borrower located in Laverne County, Oklahoma as described in detail in the Laverne Plant Mortgage.

       "Laverne Plant Mortgage" has the meaning given it in Section 4.2(a).

       "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

       "LC Application" means any application for a Letter of Credit hereunder made by Borrower to LC Issuer.

       "LC Collateral" has the meaning given it in Section 2.15(a).

       "LC Issuer" means ING Capital in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to ING Capital.

       "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the Maximum Drawing Amount.

       "Lender" means a Revolving Credit Lender or a Term Lender, as appropriate. "Lenders" means, collectively, all Lenders.

       "Lending Office" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent or Collateral Agent, the office, branch, or agency through which it administers this Agreement.

       "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

       "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

       "LIBOR Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $500,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole reasonable judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole reasonable judgment, accurately reflects such London Interbank Offered Rate).

       "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

       "Loan" means a Revolving Credit Loan or a Term Loan, as appropriate. "Loans" means, collectively, all Loans.

       "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

       "Majority Lenders" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66 2/3%).

       "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to (a) Borrower's Consolidated financial condition, (b) the operations or properties of Borrower and its Subsidiaries, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

       "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

       "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

       "Mocane Plant" means that certain gas processing plant owned by Continental Hydrocarbons located in Beaver County, Oklahoma as described in detail in the Mortgage.

       "Natural Gas" means all gaseous hydrocarbons, including, but not limited to, oil well gas, gas well gas, casinghead gas and all products refined therefrom or produced in association therewith, including condensate, distillate and other liquid hydrocarbons produced from gaseous hydrocarbons.

       "Note" means a Revolving Credit Note or a Term Note, as appropriate. "Notes" means, collectively, all Lenders' Notes.

       "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

       "Percentage Share" means, with respect to any Lender (a) when no Loans are outstanding hereunder, the "Total Percentage" set forth opposite such Lender's name on the Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question (plus, with respect to Revolving Credit Lenders, the Matured LC Obligations which such Lender has funded pursuant to Section 2.14(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.14(c)), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

       "Permitted Lien" has the meaning given to such term in Section 7.2.

       "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

       "Rating Agency" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

       "Required Hedges" means forward, future, swap or hedging contracts entered into by Borrower pursuant to Section 7.3(b) in the aggregate covering at all times not less than fifty percent (50%) of the then-outstanding Term Loans for a period of not less than two and a half years.

       "Restricted Person" means any of Borrower, each Subsidiary of Borrower and each Guarantor, other than Unrestricted Subsidiaries.

       "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $500,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

       "Revolving Credit Commitment Period" means the period from and including the date hereof until and including the Revolving Credit Commitment Termination Date (or, if earlier, the day on which the Revolving Credit Notes first become due and payable in full).

       "Revolving Credit Commitment Termination Date" means December 31, 1998; provided, Borrower may, by written request to Agent and each Revolving Credit Lender at any time not less than 120 days prior to the Revolving Credit Commitment Termination Date (whether the initial Revolving Credit Commitment Termination Date or such date as previously extended by Revolving Credit Lenders in their sole discretion pursuant to this proviso), request Revolving Credit Lenders to extend the Revolving Credit Commitment Termination Date upon the same terms and conditions as set forth herein, and Revolving Credit Lenders may, in their individual sole discretion and upon their unanimous agreement, extend the Revolving Credit Commitment Termination Date for successive periods of up to one year.

       "Revolving Credit Facility Usage" means, at the time in question, the aggregate amount of outstanding Revolving Credit Loans and existing LC Obligations at such time.

       "Revolving Credit Lender" means each Lender signatory hereto as a "Revolving Credit Lender" (including ING Capital in its capacity hereunder as a Revolving Credit Lender rather than as Agent, a Term Lender, or LC Issuer), and the successors of each, as permitted pursuant to Section 10.5, as a holder of a Revolving Credit Note.

       "Revolving Credit Loan" has the meaning given it in Section 2.1(a). "Revolving Credit Loans" means, collectively, all Revolving Credit Lenders' Revolving Credit Loans.

       "Revolving Credit Maximum Loan Amount" means the amount of $25,000,000.

       "Revolving Credit Note" has the meaning given it in Section 2.1(a). "Revolving Credit Notes" means, collectively, all Revolving Credit Lenders' Revolving Credit Notes.

       "Revolving Credit Percentage Share" means, with respect to any Revolving Credit Lender, the "Revolving Credit Percentage" set forth opposite such Revolving Credit Lender's name on the Lender Schedule attached hereto.

       "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

       "Security Schedule" means Schedule 2 hereto.

       "Stand-Alone Letter of Credit Facility" means a cash collateralized letter of credit facility in the maximum amount of $20,000,000, to be provided by Christiania Bank, New York Branch to Borrower.

       "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

       "Syndication Date" means the date on which ING Capital has successfully syndicated the Loans as provided in that certain letter agreement of even date herewith between ING Capital and Borrower.

       "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

       "Term Loan Percentage Share" means, with respect to any Term Lender, the "Term Loan Percentage" set forth opposite such Term Lender's name on the Lender Schedule attached hereto.

       "Term Loan" has the meaning given it in Section 2.1(b). "Term Loans" means, collectively, all Term Lenders' Term Loans.

       "Term Lender" means each Lender signatory hereto as a "Term Lender" (including ING Capital in its capacity hereunder as a Term Lender rather than as Agent, a Revolving Credit Lender or LC Issuer), and the successors of each, as permitted pursuant to Section 10.5, as a holder of a Term Note.

       "Term Note" has the meaning given it in Section 2.1(b). "Term Notes" means, collectively, all Term Lenders' Term Notes.

       "Transaction Documents" means the Loan Documents, the Acquisition Documents, the Prepaid Sales Documents and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.

       "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

       "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

       "Unrestricted Subsidiary" means Continental Energy Services, L.L.C., an Oklahoma limited liability company and a wholly-owned Subsidiary of Borrower.

       Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security

Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

       Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

       Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

       Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Bank Party of amounts to be paid under Sections 3.2 through 3.6 or any other matters which are to be determined hereunder by a Bank Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of demonstrable error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                  ARTICLE II - The Loans and Letters of Credit

       Section 2.1.  Revolving Credit Loans and Term Loans.

       (a) Revolving Credit Commitments to Lend. Subject to the terms and conditions hereof, each Revolving Credit Lender agrees to make revolving credit loans to Borrower (herein called such Revolving Credit Lender's "Revolving Credit Loans") upon Borrower's request from time to time during the Revolving Credit Commitment Period, provided that (i) subject to Sections 3.3, 3.4 and 3.6, all Revolving Credit Lenders are requested to make Revolving Credit Loans of the same Type in accordance with their respective Revolving Credit Percentage Shares and as part of the same Borrowing, and (ii) after giving effect to such Revolving Credit Loans, the Revolving Credit Facility Usage does not exceed the Borrowing Base determined as of the date on which the requested Revolving Credit Loans are to be made. The aggregate amount of all Revolving Credit Loans in any Borrowing must be greater than or equal to $500,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than eight Borrowings of Eurodollar Loans that are Revolving Credit Loans outstanding at any time. The obligation of Borrower to repay to each Revolving Credit Lender the aggregate amount of all Revolving Credit Loans made by such Revolving Credit Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Revolving Credit Lender's "Revolving Credit Note") made by Borrower payable to the order of such Revolving Credit Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Revolving Credit Lender's Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Credit Loans theretofore made by such Revolving Credit Lender minus all payments of principal theretofore received by such Revolving Credit Lender on such Revolving Credit Note. Interest on each Revolving Credit Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.8). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow Revolving Credit Loans.

       (b) Term Loans. Subject to the terms and conditions hereof, each Term Lender agrees to make two advances to Borrower, the first on the Closing Date in an amount which does not exceed such Term Lender's Term Loan Percentage Share of $34,200,000 and the second on the Acquisition Closing Date in an amount which does not exceed such Term Lender's Term Loan Percentage Share of $4,800,000 (or, in each case if less, such Term Lender's Term Loan Percentage Share of the aggregate amount then requested of all such Term Lenders) (such advances collectively herein called such Term Lender's "Term Loan"), provided that subject to Sections 3.3, 3.4 and 3.6, all Term Lenders are requested to make such Term Loans of the same Type in accordance with their respective Term Loan Percentage Shares and as part of the same Borrowing. Following such advances, Borrower may have no more than five Borrowings of Eurodollar Loans that are Term Loans outstanding at any time. The obligation of Borrower to repay to each Term Lender the amount of such Term Loan made by such Term Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Term Lender's "Term Note") made by Borrower payable to the order of such Term Lender in the form of Exhibit B with appropriate insertions. Interest on each Term Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.8). Borrower may not borrow, repay, and reborrow Term Loans.

       Section 2.2.  Requests for Loans.

       (a) Requests for New Revolving Credit Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Revolving Credit Loans to be advanced by Revolving Credit Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

              (i) specify (A) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (B) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

               (ii) be received by Agent not later than 10:00 a.m., New York, New York time, on (A) the day on which any such Base Rate Loans are to be made, or (B) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit C-1, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Revolving Credit Lender prompt notice of the terms thereof. If all conditions precedent to such new Revolving Credit Loans have been met, each Revolving Credit Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Revolving Credit Lender's new Revolving Credit Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Revolving Credit Loans have been neither met nor waived as provided herein, Agent shall promptly make such Revolving Credit Loans available to Borrower. Unless Agent shall have received prompt notice from a Revolving Credit Lender that such Revolving Credit Lender will not make available to Agent such Revolving Credit Lender's new Revolving Credit Loan, Agent may in its discretion assume that such Revolving Credit Lender has made such Revolving Credit Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Revolving Credit Loan available to Borrower. If and to the extent such Revolving Credit Lender shall not so make its new Revolving Credit Loan available to Agent, such Revolving Credit Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Revolving Credit Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Revolving Credit Lender is making such payment and (ii) the interest rate applicable at the time to the other new Revolving Credit Loans made on such date, if Borrower is making such repayment. If neither such Revolving Credit Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Revolving Credit Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Revolving Credit Lender to make any new Revolving Credit Loan to be made by it hereunder shall not relieve any other Revolving Credit Lender of its obligation hereunder, if any, to make its new Revolving Credit Loan, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make any new Revolving Credit Loan to be made by such other Revolving Credit Lender.

       (b) Requesting the Term Loans. Before the Term Loans are made, Borrower must give Agent a written request therefor in the form and substance of the "Request for Term Loans" attached hereto as Exhibit C-2, duly completed. If all conditions precedent to such Term Loans have been met, each Term Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Term Lender's Term Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Term Loans have been neither met nor waived as provided herein, Agent shall promptly make such Term Loans available to Borrower. The Request for Term Loans shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Term Lender that such Term Lender will not make available to Agent such Term Lender's new Term Loan, Agent may in its discretion assume that such Term Lender has made such Term Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Term Loan available to Borrower. If and to the extent such Term Lender shall not so make its new Term Loan available to Agent, such Term Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Term Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Term Lender is making such payment and (ii) the interest rate applicable at the time to the other new Term Loans made on such date, if Borrower is making such repayment. If neither such Term Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Term Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Term Lender to make any new Term Loan to be made by it hereunder shall not relieve any other Term Lender of its obligation hereunder, if any, to make its new Term Loan, but no Term Lender shall be responsible for the failure of any other Term Lender to make any new Term Loan to be made by such other Term Lender.

       Section 2.3. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

              (a) specify the existing Loans which are to be continued or converted;

              (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

              (c) be received by Agent not later than 10:00 a.m., New York, New York time, on (i) the day on which any such continuation or conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

       Section 2.4. Use of Proceeds. Borrower shall use all Term Loans to refinance the existing indebtedness under the Existing Credit Documents and to finance the acquisition of the Laverne Plant pursuant to the Acquisition Documents. Borrower shall use all Revolving Credit Loans to finance capital expenditures, to refinance Matured LC Obligations, and to provide working capital for its operations and for other general business purposes. Borrower shall use all Letters of Credit for its general business purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

       Section 2.5.  Fees.

       (a) Revolving Credit Commitment Fee. In consideration of each Revolving Credit Lender's commitment to make Revolving Credit Loans, Borrower will pay to Agent for the account of each Revolving Credit Lender a commitment fee determined on a daily basis by applying a rate of one-half percent (0.5%) per annum to such Revolving Credit Lender's Revolving Credit Percentage Share of the unused portion of the Revolving Credit Maximum Loan Amount on each day during the Revolving Credit Commitment Period, determined for each such day by deducting from the amount of the Revolving Credit Maximum Loan Amount at the end of such day the Revolving Credit Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each January, April, July and October and at the end of the Revolving Credit Commitment Period.

       (b) Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

       Section 2.6. Optional Prepayments. Borrower may, upon five Business Days' notice to Agent (who shall upon receipt of such notice promptly notify each Lender), from time to time and without premium or penalty prepay the Notes (and, so long as no Default has occurred and is continuing, Borrower may designate such prepayment to be applied to the Revolving Credit Notes or the Term Notes), in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $100,000 or any higher integral multiple of $100,000, so long as Borrower does not prepay any Eurodollar Loan, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loans to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each partial prepayment of the principal of the Term Notes shall be applied to the regular installments of principal due thereunder in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

       Section 2.7. Mandatory Prepayment of Revolving Credit Loans and Term Loans; Payment of Term Loans.

       (a) Mandatory Prepayment of Revolving Credit Loans. If at any time the Revolving Credit Facility Usage is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within fifteen days after Agent gives notice of such fact to Borrower prepay the principal of the Revolving Credit Loans in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Revolving Credit Loans have been paid in full, deliver LC Collateral to LC Issuer as required under Section 2.15(a)). Each prepayment of principal under this subsection shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this subsection shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

       (b)  Mandatory Prepayment of Term Loans.   Following the one-year
anniversary hereof, Borrower shall prepay the principal of the Term Loans on the forty-fifth day of each Fiscal Quarter, commencing May 15, 1998 in an amount equal to thirty-five percent (35%) of Borrower's Consolidated Gross Operating Cash Flow for the preceding Fiscal Quarter, to be applied to the regular installments of principal due thereunder in the inverse order of their maturities. As used herein, "Consolidated Gross Operating Cash Flow" means, for any Fiscal Quarter, Borrower's Consolidated net cash provided by operating activities (excluding changes in operating assets and liabilities) as reported on Borrower's quarterly statement of cash flows for such Fiscal Quarter delivered pursuant to Section 6.2(b), minus (i) capital expenditures pursuant to and as set forth in the most recent budget delivered pursuant to Section 6.2(d), and (ii) scheduled Term Loan principal payments during such Fiscal Quarter. In no event shall net cash provided or used by investing activities or financing activities be included in the determination of Consolidated Gross Operating Cash Flow.

       (c) Repayment of Term Loans. Borrower shall repay the principal of the Term Loans in installments on the last day of each January, April, July and October, commencing January 31, 1997, with the final installment being due and payable on or before July 31, 2001. Each such installment shall be the lesser of (i) the remaining outstanding principal of the Term Loans on such date or
(ii) the following amounts:

              January 31, 1997                   $250,000
              April 30, 1997                     $250,000
              July 31, 1997                      $250,000
              October 31, 1997                   $250,000
              January 31, 1998                 $1,375,000
              April 30, 1998                   $1,375,000
              July 31, 1998                    $1,375,000
              October 31, 1998                 $1,375,000
              January 31, 1999                 $1,375,000
              April 30, 1999                   $1,375,000
              July 31, 1999                    $1,375,000
              October 31, 1999                 $1,375,000
              January 31, 2000                 $1,375,000
              April 30, 2000                   $1,375,000
              July 31, 2000                    $1,375,000
              October 31, 2000                 $1,375,000
              January 31, 2001                 $1,375,000
              April 30, 2001                   $1,375,000
              July 31, 2001                   $18,750,000

provided, that in the event the principal amount advanced on the Term Loans is less than $39,000,000, then each amount set forth above shall be reduced by multiplying such amount by the original principal amount of the Term Loans divided by $39,000,000. In any event all unpaid principal and interest on the Term Notes shall be due and payable in full on the final maturity of July 31, 2001.

       Section 2.8. Initial Borrowing Base. During the period from the date hereof to the first redetermination date the Borrowing Base shall be $25,000,000.

       Section 2.9. Subsequent Determinations of Borrowing Base. Promptly after receiving any Borrowing Notice, Revolving Credit Lenders shall, based upon the most recent Borrowing Base Report delivered to Agent and each Revolving Credit Lender pursuant to Section 6.2(e) hereof or in connection with such Borrowing Notice, and such other information, reports and data available to Revolving Credit Lenders at the time in question, redetermine the Borrowing Base to remain in effect until the next such redetermination. The amount so redetermined shall be equal to eighty percent (80%) of Eligible Receivables.
In the event Agent and each Revolving Credit Lender have not received an appropriately completed Borrowing Base Report (with all attachments) within the time period specified therein, Revolving Credit Lenders shall have no obligation to redetermine the Borrowing Base or to make any additional Revolving Credit Loans until such time as Revolving Credit Lenders shall have received such information.

       Section 2.10. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Revolving Credit Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

              (a) the Revolving Credit Facility Usage does not exceed the Borrowing Base at such time; and

              (b) the aggregate amount of LC Obligations at such time does not exceed $18,000,000; and

              (c) the expiration date of such Letter of Credit is prior to the end of the Revolving Credit Commitment Period; and

              (d) such Letter of Credit is to be used for general business purposes of Borrower;

              (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;

              (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is note reimbursable under Article III;

              (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

              (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.11 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

       Section 2.11. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least one Business Day before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.10 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit G, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.10 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in New York, New York. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

       Section 2.12.  Reimbursement and Participations.

       (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, unless funded under Section 2.12(b) hereof, together with interest thereon at the Default Rate.

       (b) Revolving Credit Loans Upon Letter of Credit Drawings. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder, then Borrower shall be deemed to have requested Revolving Credit Lenders to make Revolving Credit Loans to Borrower on the date such draft or demand is to be paid in the amount of such draft or demand. If all conditions precedent to such Revolving Credit Loans shall be satisfied as of the date on which such Revolving Credit Loans are to be made, Revolving Credit Lenders shall make such Revolving Credit Loans pursuant to Section 2.1(a) concurrently with LC Issuer's payment of such draft or demand, and such Revolving Credit Loans shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. For the purposes of the first sentence of
Section 2.1 the amount of such Revolving Credit Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Revolving Credit Loans shall not be considered.

       (c) Participation by Revolving Credit Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Revolving Credit Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Revolving Credit Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Revolving Credit Lender's own account and risk an undivided interest equal to such Revolving Credit Lender's Revolving Credit Lender's Revolving Credit Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Revolving Credit Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Revolving Credit Loans or by the application of LC Collateral), such Revolving Credit Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Revolving Credit Lender's Revolving Credit Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Revolving Credit Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Revolving Credit Lender to LC Issuer pursuant to this subsection is paid by such Revolving Credit Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Revolving Credit Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Revolving Credit Lender to LC Issuer pursuant to this subsection is not paid by such Revolving Credit Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Revolving Credit Lender, on demand, interest thereon calculated from such due date at the Default Rate.

       (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Revolving Credit Lender payment of such Revolving Credit Lender's Revolving Credit Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Revolving Credit Lender make such payment of its Revolving Credit Percentage Share), LC Issuer will distribute to such Revolving Credit Lender its Revolving Credit Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Revolving Credit Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

       (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Revolving Credit Lender from time to time, shall be conclusive, absent demonstrable error, as to the amounts thereof.

       Section 2.13. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay to Agent, for the account of all Revolving Credit Lenders in accordance with their respective Revolving Credit Percentage Shares, a letter of credit issuance fee at a rate equal to the lesser of (a) one and one-half percent (1.5%) per annum and (b) the Eurodollar Rate Margin per annum; provided that such fee shall not be less than $500. Each such fee will be calculated based on the term and face amount of such Letter of Credit and the above applicable rate and will be payable quarterly in arrears. In addition, Borrower will pay to LC Issuer a minimum administrative issuance fee of $100 for each Letter of Credit and an administrative drawing fee of $300 upon any drawing under a Letter of Credit.

       Section 2.14.  No Duty to Inquire.

       (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this





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section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM
IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT
ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct.

       (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Bank Party in accordance with such extension, increase or other modification.

       (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct.

       Section 2.15.  LC Collateral.

       (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7(a), the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Revolving Credit Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. So long as no Default has occurred and is continuing, if such LC Obligations shall expire or otherwise terminate without a drawing or other demand for payment, or if the Borrowing Base shall increase such that the Borrowing Base exceeds the Revolving Credit Facility Usage, LC Collateral in an amount equal to such expired or terminated and undrawn LC Obligation shall be returned to Borrower. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Bank Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

       (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

       (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

       (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

       Section 2.16. Hedging Agreement Indemnity. From time to time ING Capital may provide an indemnity or other credit support on behalf of Restricted Persons to AIG Trading Corporation, whereby ING Capital agrees to pay the obligations of such Restricted Person arising from time to time under a Hedging Agreement (a "Hedging Agreement Indemnity"). In consideration thereof, Borrower hereby promises and agrees to pay to ING Capital each amount which ING Capital is called upon to pay on behalf of or for the benefit of such Restricted Person under a Hedging Agreement Indemnity. Borrower shall pay each such amount, immediately upon demand, in legal tender of the United States in same day funds. Such promise and agreement of Borrower is irrevocable and unconditional. ING Capital is authorized and instructed to pay all demands for payment under any such Hedging Agreement Indemnity after exercising reasonable care to determine whether such demand or the amount thereof is correct. Borrower hereby promises to pay to ING Capital, on demand, interest at the Default Rate on any amount payable by Borrower under this section from the date such amounts become due until they are paid. Borrower may enter into a separate Reimbursement Agreement governing such promise and agreement of Borrower to pay to ING Capital each amount which ING Capital is called upon to pay on behalf of or for the benefit of such Restricted Person under a Hedging Agreement Indemnity. Notwithstanding the existence of any such separate Reimbursement Agreement, the obligation of Borrower described in this section shall be an "Obligation" arising under this Agreement and shall be secured by and entitled to the benefit of all Security Documents, whether or not the Security Documents specifically describe such separate Reimbursement Agreement or the obligations of Borrower under this section. Each payment under a Hedging Agreement Indemnity (whether in response to a demand for payment or otherwise) shall constitute a loan by ING Capital and shall be secured by and entitled to all benefits under the Security Documents.

                        ARTICLE III - Payments to Lenders

       Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., New York, New York time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

              (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

              (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

              (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

              (d)  last, for the payment or prepayment of any other
       Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.12(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

       Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Bank Party or any corporation controlling any Bank Party, then, upon demand by such Bank Party, Borrower will pay to Agent for the benefit of such Bank Party, from time to time as specified by such Bank Party, such additional amount or amounts which such Bank Party shall determine to be appropriate to compensate such Bank Party or any corporation controlling such Bank Party in light of such circumstances, to the extent that such Bank Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

       Section 3.3. Increased Cost of Eurodollar Loans or Letters of Credit. If after the date hereof any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

              (a) shall change the basis of taxation of payments to any Bank Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or Letter of Credit or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on the overall net income of such Bank Party or any lending office of such Bank Party by any jurisdiction in which such Bank Party or any such lending office is located); or

              (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or any Letter of Credit (excluding those for which such Bank Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank Party; or

              (c) shall impose on any Bank Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Bank Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Bank Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Bank Party to be material, then such Bank Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Bank Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Bank Party and (ii) Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans. Notwithstanding anything herein to the contrary, Borrower shall not be required to reimburse any such Bank Party for any such increased costs incurred more than 90 days prior to such Bank Party's notice thereof.

       Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank Party to fund or maintain Eurodollar Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Bank Party to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Bank Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Bank Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Bank Party of making or maintaining loans based on such rate, then, upon notice by such Bank Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Bank Party (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Bank Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Bank Party. Borrower agrees to indemnify each Bank Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

       Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Bank Party against, and reimburse each Bank Party on demand for, any loss or expense incurred or sustained by such Bank Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

       Section 3.6.  Reimbursable Taxes.  Borrower covenants and agrees that:

              (a) Borrower will indemnify each Bank Party against and reimburse each Bank Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Bank Party or any lending office of such Bank Party by any jurisdiction in which such Bank Party or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

              (b) All payments on account of the principal of, and interest on, each Bank Party's Loans and Note, and all other amounts payable by Borrower to any Bank Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Bank Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Bank Party an official receipt or other official document evidencing payment of such deduction or withholding.

              (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

              (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Bank Party, other than a Bank Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Bank Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank Party may reasonably request for assisting such Bank Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Bank Party providing the forms or statements, (y) the Internal Revenue Code of 1986, as amended from time to time, or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Bank Party free of such deduction or withholding of income or similar taxes.

       Section 3.7. Change of Applicable Lending Office. Each Bank Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Bank Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank Party) to designate another Lending Office, provided that such designation is made on such terms that such Bank Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Bank Party provided in Sections
3.2 through 3.6.

       Section 3.8. Replacement of Lenders. If any Bank Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter -- provided no Event of Default then exists -- Borrower shall have the right (unless such Bank Party withdraws its request for additional compensation) to replace such Bank Party by requiring such Bank Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (i) all Obligations of Borrower owing to such Bank Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Bank Party concurrently with such assignment, and (ii) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Bank Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Bank Party and the replacement Eligible Transferee shall otherwise comply with
Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Bank Party which seeks reimbursement for increased costs under Section 3.2 through 3.6 unless Borrower is at the same time replacing all Bank Parties which are then seeking such compensation.

                  ARTICLE IV - Conditions Precedent to Lending

       Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent:

              (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

              (b)  Each Note.

              (c)  Each Security Document listed in the Security Schedule.

              (d)  Certain certificates of Borrower including:

                     (i) An "Omnibus Certificate" of the Vice President - Operations and the Secretary of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                     (ii) A "Compliance Certificate" of the Vice President - Operations and the Vice President - Controller of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.3.

                     (iii) A "Solvency Certificate" of the Vice President - Controller of Borrower, of even date with such Loan or Letter of Credit, in which such officer certifies Borrower's solvency.

              (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

              (f) Documents similar to those specified in subsections (d)(i) and (iii) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

              (g) A favorable opinion of Albright & Rusher, A Professional Corporation, counsel for Restricted Persons, substantially in the form set forth in Exhibit I.

              (h) The Initial Engineering Report and the Initial Financial Statements.

              (i) Certificates or binders evidencing Borrower's and its Subsidiaries' insurance in effect on the date hereof.

              (j) A favorable Phase One environmental report of Pilko & Associates, Inc. regarding their environmental assessment of the material properties of Restricted Persons and any other properties constituting Collateral, in scope and results acceptable to Agent.

              (k) Title insurance policies covering the Beaver Plant and the Mocane Plant.

              (l) Copies of all rights-of-way and permits regarding the Gathering Systems.

              (m) A favorable report of Agent's professional insurance consultants regarding their assessment of the insurance maintained by Borrower and its Subsidiaries, in scope and results acceptable to Agent.

              (n) Payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

              (o) Documents (i) assigning and transferring all assets of CHI to Continental Hydrocarbons, and (ii) dissolving CHI.

              (p) Documents assigning and transferring the Beaver Plant from Borrower to Continental Processing.

              (q) A copy of each Prepaid Sales Document executed on or prior to the date hereof, duly executed and delivered by each party thereto.

              (r) Documents confirming the purchase by ING Capital of the Indebtedness under the Existing Credit Documents, including (i) an Assignment of Notes and Liens and other assignments assigning all Liens on Borrower's or any of its Subsidiaries' property securing such Indebtedness under the Existing Credit Documents to ING Capital, individually and as Agent for the benefit of Lenders, (ii) the original promissory notes issued pursuant to the Existing Credit Documents, endorsed payable to the order of ING Capital, and (iii) documents terminating the credit facility under the Existing Credit Documents.

Prior to or contemporaneously herewith, CHI shall have assigned and transferred all of its assets to Continental Hydrocarbons pursuant to the documents described in clause (o) above, and Borrower shall have assigned and transferred the Beaver Plant to Continental Processing pursuant to the documents described in clause (p) above, all in form and substance satisfactory to Agent.
Borrower, for itself and on behalf of each Restricted Person, hereby acknowledges and agrees that the assignment and transfer by CHI of all of its assets to Continental Hydrocarbons and the assignment and transfer of the Beaver Plant by Borrower to Continental Processing shall be deemed to have occurred immediately prior to the execution and delivery of each Loan Document as set forth in Section 3.1 above, including without limitation each Security Document.

       Section 4.2. Second Advance of Term Loans; Closing of Laverne Plant Acquisition. No Term Lender has any obligation to fund its second advance of Term Loans unless contemporaneously with such second advance of Term Loans, the transactions contemplated under the Acquisition Documents, in form and substance satisfactory to Agent, shall have been consummated and Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to
Agent:

       (a) A Mortgage, Security Agreement, Fixture Filing and Financing Statement, by the Restricted Person acquiring the Laverne Plant and related facilities pursuant to the Acquisition Documents, in favor of ING Capital, individually or as Agent, covering the Laverne Plant and related facilities (the "Laverne Plant Mortgage"), and financing statements related thereto.

       (b) A Security Agreement by such Restricted Person in favor of ING Capital, individually and/or as Agent, covering all personal property, and financing statements related thereto.

       (c)  Documents similar to those specified in Sections 4.1(f), (g), (i),
(j) and (k) with respect to such acquisition, and, if such Restricted Person is not Borrower, an amendment to the Pledge Agreement amending the description of Collateral described therein to include all capital stock or ownership interests of such Restricted Person, and financing statement amendments related thereto.

       (d) A copy of each Acquisition Document, duly executed and delivered by each party thereto.

       Section 4.3. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

              (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

              (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit; provided, that no Revolving Credit Lender has any obligation to make any Revolving Credit Loan if a Default shall have occurred and shall have been waived by Majority Lenders unless Revolving Credit Lenders whose aggregate Revolving Credit Percentage Shares equal or exceed sixty-six and two-thirds percent
       (66 2/3%) shall have waived such Default.

              (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

              (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

              (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

              (f) Agent shall have received all documents and instruments which Agent has then reasonably requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

              (g) Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have deposited $6,000 with Thompson & Knight, P.C., counsel for Agent, to be held by such counsel and applied toward payment of costs and expenses for recordation of the Security Documents, as provided pursuant to Section 10.4(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to Borrower (or applied toward such counsel's legal fees). If such deposit is less than such costs and expenses, the deficit shall be paid by Borrower pursuant to Section 10.4(a).

                   ARTICLE V - Representations and Warranties

       To confirm each Bank Party's understanding concerning Borrower's and its Subsidiaries' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Bank Party that:

       Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

       Section 5.2. Organization and Good Standing. Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

       Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

       Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

       Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

       Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

       Section 5.7. Other Obligations and Restrictions. Neither Borrower nor any of its Subsidiaries has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, neither Borrower nor any of its Subsidiaries is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

       Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by Borrower or any of its Subsidiaries to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower or any of its Subsidiaries (other than industry-wide risks normally associated with the types of businesses conducted by Borrower and its Subsidiaries) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower or any of its Subsidiaries (other than industry-wide risks normally associated with the types of businesses conducted by Borrower and its Subsidiaries) that has not been disclosed to each Bank Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Engineering Report.

       Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower or any of its Subsidiaries threatened, against Borrower or any of its Subsidiaries before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against Borrower or any of its Subsidiaries, or any of their stockholders, partners, directors or officers, which could cause a Material Adverse Change.

       Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of Borrower or any of its Subsidiaries has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

       Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

       Section 5.12.  Environmental and Other Laws.  As used in this section:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. Section 9601(22). Except as set forth in the Disclosure Schedule or a Disclosure Report:

       (a) Borrower and each of its Subsidiaries are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses. Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply in either such case could not cause a Material Adverse Change.

       (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending (or, to the best knowledge of Borrower and its Subsidiaries, threatened) by any Tribunal or any other Person with respect to (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by Borrower or any of its Subsidiaries or on any property owned by Borrower or any of its Subsidiaries, (ii) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged failure by Borrower or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

       (c) Neither Borrower nor any of its Subsidiaries otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

       (d) Neither Borrower nor any of its Subsidiaries has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by Borrower or any of its Subsidiaries to an extent that such handling has caused, or could cause, a Material Adverse Change; and

       (i) to the best knowledge of Borrower after due inquiry, no PCBs are or have been present at any properties now or previously owned or leased by Borrower or any of its Subsidiaries to an extent that such PCBs have caused, or could cause, a material liability to Borrower or any of its Subsidiaries;

       (ii) to the best knowledge of Borrower after due inquiry, no asbestos is or has been present at any properties now or previously owned or leased by Borrower or any of its Subsidiaries to an extent that such asbestos has caused, or could cause, a material liability to Borrower or any of its Subsidiaries;

       (iii) to the best knowledge of Borrower after due inquiry, there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by Borrower or any of its Subsidiaries that have caused, or could cause, a material liability to Borrower or any of its Subsidiaries;

       (iv) to the best knowledge of Borrower after due inquiry, no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by Borrower or any of its Subsidiaries to an extent that such Release has caused, or could cause, a material liability to Borrower or any of its Subsidiaries;

       (v) to the best knowledge of Borrower after due inquiry, no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by Borrower or any of its Subsidiaries to an extent that such release has caused, or could cause, a Material Adverse Change.

       In determining whether a representation or warranty contained in the foregoing clauses (i) through (v) is "false or incorrect in any material respect" on any date on or as of which made

       (including the date as of which such representation or warranty is initially made or may thereafter be restated) for purposes of Section 8.1(f) hereof, such representation and warranty shall be read solely for such purpose and no other, as if the qualification "to the best knowledge of Borrower after due inquiry" was deleted.

       (e) Neither Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Borrower or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

       (f) No Hazardous Material generated by Borrower or any of its Subsidiaries has been recycled, treated, stored, disposed of or released by Borrower or any of its Subsidiaries at any location other than those listed in Disclosure Schedule.

       (g) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of Borrower or any of its Subsidiaries (and to the best knowledge of Borrower, no such notification has been filed with respect to Borrower or any of its Subsidiaries by any other Person), and no property now or previously owned or leased by Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

       (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by Borrower or any of its Subsidiaries, and no government actions have been taken (or, to the best knowledge of Borrower and its Subsidiaries are in process) which could subject any of such properties to such Liens; nor would Borrower or any of its Subsidiaries be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

       (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Borrower or any of its Subsidiaries in relation to any properties or facility now or previously owned or leased by Borrower or any of its Subsidiaries which have not been made available to Agent.

       Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

       Section 5.14. Borrower's Subsidiaries. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report,

Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

       Section 5.15. Title to Properties; Licenses. Borrower and each of its Subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in its business. Borrower and each of its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are reasonably necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and neither Borrower nor any of its Subsidiaries is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

       Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                 ARTICLE VI - Affirmative Covenants of Borrower

       To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

       Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each of its Subsidiaries to observe, perform and comply with every such term, covenant and condition.

       Section 6.2. Books, Financial Statements and Reports. Borrower and each of its Subsidiaries will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Bank Party at Borrower's expense:

              (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Coopers & Lybrand, L.L.P., or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared; such unqualified opinion and audit shall not include the consolidating financial statements of Borrower. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.11 through 7.14, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

              (b)  As soon as available, and in any event within forty-five
       (45) days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.11 through 7.14 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

              (c) By March 31 of each year, an engineering report prepared as of the immediately preceding January 1 by Lee Keeling & Associates, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, concerning the Collateral and other oil and gas properties and interests which have attributable to them proved oil or gas reserves serviced by or subject to Restricted Persons' gas processing plants or pipeline gathering systems, in form and substance satisfactory to Agent, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Borrower shall in addition furnish information relating the information contained in such report to each gas processing plant or pipeline gathering system.

              (d) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a business and financial plan for Borrower (in form reasonably satisfactory to Agent), prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Borrower, and thereafter yearly financial projections and budgets during the Revolving Credit Commitment Period.

              (e)  As soon as available, and in any event within twenty-five
       (25) days after the end of each calendar month, a Borrowing Base Report duly completed by an authorized officer of Borrower.

              (f)  As soon as available, and in any event within forty-five
       (45) days after the end of each Fiscal Quarter, a report setting forth in detail the following:

                     (i) throughput pipeline volumes of Natural Gas delivered by Restricted Persons for such Fiscal Quarter in connection with, and transportation fees charged by the Restricted Persons for such Fiscal Quarter delivered through all pipeline facilities of Restricted Persons,

                     (ii) average daily throughput volumes and total throughput volumes of Natural Gas processed by Restricted Persons during such Fiscal Quarter, and processing fees charged by the Restricted Persons for such Fiscal Quarter, for each of the Beaver Plant, Mocane Plant and Laverne Plant,

                     (iii) total volumes of all Natural Gas liquids produced by Restricted Persons during such Fiscal Quarter, and prices and margins for all sales of Natural Gas liquid production for such Fiscal Quarter,

                     (iv) a list of all gathering, transportation and processing contracts of Restricted Persons effective as of the last day of such Fiscal Quarter, for each of the Beaver Plant, Mocane Plant, Laverne Plant and each Gathering System, listing counterparty, term, volumes and fees,

                     (v) a detailed listing of all general and administrative expenses of Restricted Persons during such Fiscal Quarter, and

                     (vi) volumes, prices and margins for all marketing activities of Restricted Persons.

              (g) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit F. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with the Fiscal Year 1997, by Pilko & Associates, Inc. or other consultants selected by Agent which review shall, if requested by Agent, be arranged and supervised by environmental legal counsel for Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at Borrower's cost and expense.

              (h) Concurrently with the annual renewal of the Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by Agent's professional insurance consultants or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

              (i) As soon as available, any Prepaid Sales Documents executed and delivered after the date hereof.

       Section 6.3. Other Information and Inspections. Borrower and each of its Subsidiaries will furnish to each Bank Party any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Transaction Documents or any matter in connection with Borrower' and its Subsidiaries' businesses and operations. Borrower and each of its Subsidiaries will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and

Borrower and each of its Subsidiaries shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Transaction Documents and to discuss all such matters with its officers, employees and representatives.

       Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

              (a)  the occurrence of any Material Adverse Change,

              (b)  the occurrence of any Default,

              (c) the acceleration of the maturity of any Indebtedness owed by Borrower or any of its Subsidiaries or of any default by Borrower or any of its Subsidiaries under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

              (d)  the occurrence of any Termination Event,

              (e) any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Borrower or any of its Subsidiaries or with respect to Borrower's or any Subsidiaries' properties, and

              (f) the filing of any suit or proceeding against Borrower or any of its Subsidiaries in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Borrower and its Subsidiaries will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

       Section 6.5. Maintenance of Properties. Borrower and each of its Subsidiaries will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

       Section 6.6. Maintenance of Existence and Qualifications. Borrower and each of its Subsidiaries will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

       Section 6.7. Payment of Trade Liabilities, Taxes, etc. Borrower and each of its Subsidiaries will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Borrower or any Subsidiary may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

       Section 6.8. Insurance. Borrower and each of its Subsidiaries will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Borrower and each of its Subsidiaries shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, Borrower and each of its Subsidiaries shall at all time maintain liability insurance in the amounts set out on the Insurance Schedule.

       Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

       Section 6.10. Interest. Borrower hereby promises to each Bank Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

       Section 6.11. Compliance with Agreements and Law; Required Hedges. Borrower and each of its Subsidiaries will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Borrower and each of its Subsidiaries will conduct its business and affairs in compliance with all Laws applicable thereto. Borrower shall at all time maintain the Required Hedges, which shall comply with Section 7.3.

       Section 6.12.  Environmental Matters; Environmental Reviews.

       (a) Borrower and each of its Subsidiaries will comply in all material respects with all Environmental Laws now or hereafter applicable to such Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. Borrower will (i) not later than December 31, 1997, adopt a formal environmental management program reasonably necessary to assure compliance in all material respects with applicable Environmental Laws and otherwise to avoid environmental liabilities, (ii) continue the existing remediation program regarding the groundwater contamination at the Laverne Plant, as described in the environmental report delivered pursuant to Section 4.1(j) and 4.2(c).

       (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

       (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

       Section 6.13. Evidence of Compliance. Borrower and each of its Subsidiaries will furnish to each Bank Party at such Borrower's or such Subsidiary's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

       Section 6.14. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Restricted Persons and the consummation of the transactions contemplated hereby, each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

       Section 6.15. Agreement to Deliver Security Documents. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel or title insurance policies from insurers, in each case acceptable to Agent, with respect to any Restricted Person's properties and interests designated by Agent (other than rights-of-way), based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may reasonably request.

       Section 6.16. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

       Section 6.17. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Bank Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Bank Party, and (c) any other credits and claims of Borrower at any time existing against any Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

       Section 6.18. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

       Section 6.19. Assignment of Proceeds. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" and "Transportation, Separation and Processing Proceeds" (as defined therein and collectively referred to in this section as "Proceeds") accruing to the Collateral covered thereby, so long as no Default has occurred Restricted Persons may continue to receive all such Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Proceeds then held by Restricted Persons or to receive directly from the purchasers, shippers or other payors, as the case may be, all other Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Proceeds or of any rights of Agent or Lenders to collect other Proceeds thereafter.

                  ARTICLE VII - Negative Covenants of Borrower

       To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the

Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

       Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

       (a)  the Obligations.

       (b) Indebtedness under leases of such Restricted Person as lessee which are capitalized in accordance with GAAP, including leases covering gas compressors, provided such Indebtedness required to be paid in any Fiscal Year under any such capitalized leases do not in the aggregate exceed $1,000,000.

       (c) unsecured Indebtedness among Borrower and Guarantors arising in the ordinary course of business.

       (d)  Indebtedness arising under Hedging Contracts permitted under
Section 7.3.

       (e) Indebtedness arising under the Stand-Alone Letter of Credit Facility, provided that such Indebtedness does not exceed $20,000,000 at any one time outstanding.

       (f) Indebtedness arising under the Prepaid Sales Documents, provided that such Indebtedness does not exceed $20,000,000 at any one time outstanding.

       Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following (each a "Permitted Lien"):

       (a)  Liens which secure Obligations only.

       (b) The lessors' interests under capital leases described in Section 7.1(b).

       (c) statutory Liens for taxes, assessments or other Tribunal charges, or statutory mechanics', materialmen's and landlords' Liens incurred in the ordinary course of business, and other similar statutory Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

       (d) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

       (e) Liens on cash or Cash Equivalents in an amount not in excess of $20,000,000 (plus any interest thereon) to secure Indebtedness described in
Section 7.1(e).

       (f) royalties, overriding royalties, reversionary interests, production payments and similar burdens.

       (g) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of Borrower's assets or properties which do not materially detract from the value or usefulness of such assets or property for the business conducted or materially interfere with the ordinary conduct of Borrower's business.

       (h) inchoate Liens arising in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

       (i) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate Borrower's assets and properties in any manner, and all applicable Laws from any Tribunal.

       Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

       (a) contracts entered into with the purpose and effect of fixing prices on Natural Gas or Natural Gas liquids expected to be bought or sold by Restricted Persons, provided that at all times: (1) no such contract fixes a price for a term of more than twenty-four (24) months; (2) the aggregate monthly production of Natural Gas liquids covered by all such Hedging Contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed eighty percent (80%) of the aggregate Projected Natural Gas Liquid Production of Restricted Persons anticipated to be sold in the ordinary course of their businesses for such month, (3) the aggregate monthly volumes of Natural Gas covered by all such Hedging Contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed eighty percent (80%) of the aggregate Projected Natural Gas Purchases of Restricted Persons anticipated to be purchased in the ordinary course of their businesses for such month, (4) no such contract entered into after the date hereof requires any Restricted Person to put up money, assets, or other security, other than letters of credit (and such contracts, in the aggregate, do not require Restricted Persons to put up letters of credit in an aggregate amount in excess of $1,000,000), against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder; (5) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party, AIG Trading Corporation or one of their respective Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency, or is an Approved Counterparty, and (6) Restricted Persons shall not enter into any such contracts for the purpose of speculative investment. As used in this subsection, the term "Projected Natural Gas Liquid Production" means the projected production of Natural Gas liquids (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from the interests in the Beaver Plant, Mocane Plant and Laverne Plant owned by Restricted Persons, as such production is projected in the most recent Engineering Reports delivered pursuant to Section 6.2(c), after deducting projected production from any interests sold or under contract for sale that had been included in such reports and after adding projected production from any interests that had not been reflected in such reports but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(c) hereof and otherwise are satisfactory to Agent, and the term "Projected Natural Gas Purchases" means the projected purchases of Natural Gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, as such purchases are projected in the most recent Engineering Reports delivered pursuant to Section 6.2(c), after deducting projected purchases from any interests sold or under contract for sale that had been included in such reports and after adding projected purchases from any interests that had not been reflected in such reports but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(c) hereof and otherwise are satisfactory to Agent.

       (b) contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that
(1) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency.

       Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower that is a Guarantor may, however, be merged into or consolidated with
(i) another Guarantor, or (ii) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

       Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

       (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

       (b) inventory which is sold in the ordinary course of business on ordinary trade terms.

       (c) inventory which is sold pursuant to the terms of the Prepaid Sales Documents.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

       Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by Borrower and the Guarantors (i) without limitation to Borrower;
(ii) to Guarantors which are Subsidiaries of Borrower, to the extent permitted under the investment restrictions of Section 7.7; (iii) during Fiscal Year 1997 only, to owners of Borrower's preferred stock a 7% dividend, provided, the aggregate amount of such preferred stock dividend shall not exceed $140,000 in any Fiscal Quarter; (iv) after the one-year anniversary hereof and so long as no Default has occurred and is continuing, to other Persons, to the extent that the aggregate value of all such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements and reductions made in any Fiscal Year does not exceed ten percent (10%) of Borrower's Consolidated Net Income for the period commencing with such one-year anniversary (including any dividends under any preferred stock issued by Borrower).

       Section 7.7. Limitation on Investments and New Businesses; Limitation on Capital Expenditures. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction other than the transaction contemplated under the Prepaid Sales Documents except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than investments in Cash Equivalents and Subsidiaries that are Guarantors, or (iv) make any significant acquisitions or investments in any properties other than gas gathering and transportation pipelines and gas processing facilities. Restricted Persons shall not incur capital expenditures in excess of $2,500,000 as to any single project without (i) furnishing to Agent and Lenders detailed projections and budgets regarding such project and
(ii) receiving the prior written consent of Majority Lenders, such consent not to be unreasonably withheld.

       Section 7.8. Limitation on Credit Extensions. Except for Cash Equivalents, no Restricted Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans to Borrower or to any Guarantor, and (iii) loans to employees of any Restricted Person, so long as the aggregate amount of such loans does not exceed $20,000.

       Section 7.9. Transactions with Affiliates. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Restricted Persons.

       Section 7.10. Certain Contracts; Amendments; Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, neither Borrower nor any of its Subsidiaries will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

       Section 7.11. Current Ratio. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than (a) 0.90 to 1 for the period from the date hereof through and including September 30, 1997 and (b) 1.00 to 1 on any day thereafter. For purposes of this section (i) all LC Obligations (other than Letters of Credit issued hereunder to secure payables) shall be included as current liabilities, regardless of whether or not contingent (but without duplication), and (ii) Borrower's Consolidated current liabilities will be calculated without including any payments of principal on the Term Notes which are required to be repaid within one year from the time of calculation.

       Section 7.12. Net Worth. Borrower's Consolidated Net Worth will never be less than the sum of (i) $17,000,000 plus (ii) fifty percent (50%) of Borrower's Consolidated Net Income (if positive) for each Fiscal Quarter from and after September 30, 1996 to and including the date of determination thereof, computed on a cumulative basis for such period.

       Section 7.13.  EBITDA.  At the end of any Fiscal Quarter:

       (a) The ratio of (i) EBITDA to (ii) Debt Service for the four-Fiscal Quarter period ending with such Fiscal Quarter will not be less than (A) 2.00 to 1 for any Fiscal Quarter ending on or before December 31, 1997, (B) 2.50 to 1 for any Fiscal Quarter ending after December 31, 1997 and on or before December 31, 1998, and (C) 3.00 to 1 for any Fiscal Quarter thereafter.

       (b)  The ratio of (i) EBITDA to (ii) the sum of (A) Debt Service plus
(B) scheduled payments of principal (including the principal component of rentals or capitalized leases but excluding principal payments on the Revolving Credit Notes) on Indebtedness for the four-Fiscal Quarter period ending with such Fiscal Quarter will not be less than 1.2 to 1.

       Section 7.14. Debt to Capital Ratio. The Debt to Capital Ratio will never exceed (a) seventy percent (70%) at any time from the date hereof through and including September 30, 1997, or (b) sixty-five percent (65%) from and including October 1, 1997 through and including December 31, 1998, or (c) sixty percent (60%) at any time thereafter.

                  ARTICLE VIII - Events of Default and Remedies

       Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

       (a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

       (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

       (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term (other than by reference to the Credit Agreement), and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;





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
       (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

       (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

       (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of Borrower or any of its Subsidiaries in connection with any Transaction Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

       (g) Borrower or any of its Subsidiaries fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

       (h) Borrower or any of its Subsidiaries (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $500,000, or
(ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

       (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

       (j)  Borrower or any of its Subsidiaries:

              (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

              (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or





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
              (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

              (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

              (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside;

       (k)  Any Change in Control occurs;

       (l)  Any Material Adverse Change occurs;

       (m) Any Restricted Person shall put up any money, assets or other security (other than letters of credit in an aggregate amount for all Restricted Persons not to exceed $1,000,000) against the event of its nonperformance prior to actual default in performing its obligations under any Hedging Contract; or

       (n) Any default or event of default occurs under the Stand-Alone Letter of Credit Facility.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

       Section 8.2. Remedies. If any Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or





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
equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                               ARTICLE IX - Agent

       Section 9.1. Appointment and Authority. Each Bank Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law.

       Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of Borrower or any of its Subsidiaries; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons; and (h) shall not be obligated to initiate or conduct any litigation or collection proceedings.

       Section 9.3. Credit Decisions; Limited Scope of Agent's Duties. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to





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
enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to another Bank Party by Agent hereunder, Agent shall have no duty or responsibility to provide any other Bank Party with any credit or other information concerning the affairs, financial condition or businesses of the Company or any of its Subsidiaries (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates. Agent shall not be required to keep itself informed as to the performance or observance by Restricted Persons of this Agreement or any other Loan Document or other document referred to or provided for herein or to inspect the properties or books of Borrower or any of its Subsidiaries, and shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of any obligation to the extent the same is required to be paid to Agent for the account of LC Issuer or Lenders) unless it has received notice from another Bank Party or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event Agent receives such a notice of the occurrence of a Default (or upon the occurrence of any such non-payment), Agent shall give prompt notice thereof to each Bank Party and shall take such action with respect to such Default as shall be directed by Majority Lenders, provided that Agent may, but shall not be obligated to, take such action, or refrain from taking such action, with respect to such Default as Agent may deem advisable in the best interest of Bank Parties.

       Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events at any time associated therewith or contemplated therein (including any enforcement of the Loan Documents, any violation or noncompliance with any Environmental Laws by any Person, or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

       Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may





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accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with Borrower, any of its Subsidiaries, or any of their respective Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

       Section 9.6. Sharing of Set-Offs and Other Payments. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

       Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment.

       Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

       Section 9.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the





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retiring Agent shall be discharged from its duties and obligations under this
Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                            ARTICLE X - Miscellaneous

       Section 10.1.  Waivers and Amendments; Acknowledgements.

       (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by
(i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.3(e)), (2) increase the Revolving Credit Maximum Loan Amount of any Revolving Credit Lender or subject any Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

       (b) Acknowledgements and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship





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
pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Bank Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders,
(viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

       (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, subject to Section 10.5, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

       (d) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Transaction Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Restricted Persons are terminated. All statements and agreements contained in any certificate or other instrument delivered by Borrower or any of its Subsidiaries to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

       Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically





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provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice or Continuation/Conversion Notice shall become effective until actually received by Agent.

       Section 10.4.  Payment of Expenses; Indemnity.

       (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage (except as may be prohibited by Law), documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including fees of attorneys, accountants, engineers and other experts and advisors, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, or (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including fees of attorneys, accountants, engineers and other experts and advisors) in connection with the defense or, upon the occurrence of a Default, enforcement of any of the Loan Documents or the defense of any Bank Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

       (b) Indemnity. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, engineers and other experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events at any time associated therewith or contemplated therein (including any enforcement or defense of the Loan Documents, any violation or noncompliance with any Environmental Laws by any Person, or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

       Section 10.5. Joint and Several Liability; Parties in Interest; Assignments. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

       (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

       (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

              (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the individual Percentage Share of the Revolving Credit Maximum Loan Amount of each of the assignor and assignee shall equal or exceed $5,000,000.

              (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Assumption Agreement substantially in the form of Exhibit J, appropriately completed, together with the Note subject to such assignment and, as to any such assignment after the Syndication Date, and shall pay a processing fee to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Assumption Agreement, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Assumption Agreement the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

              (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

       (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

       (e) By executing and delivering an Assignment and Assumption Agreement, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms of the Loan Documents, including Article IX hereof.

       (f) Agent shall maintain a copy of each Assignment and Assumption Agreement and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

       Section 10.6. Confidentiality. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by Borrower or any of its Subsidiaries, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

       Section 10.7. Governing Law; Submission to Process. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS BANK PARTIES MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND FURTHER AGREES TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF NEW YORK TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY BANK PARTIES IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST BANK PARTIES AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO BANK PARTIES A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK PARTIES TO SERVE PROCESS

IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BANK PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO BANK PARTIES THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

       Section 10.8. Limitation on Interest. Bank Parties, Restricted Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

       Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

       Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

       Section 10.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

       Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. TO THE EXTENT PERMITTED BY LAW, BANK PARTIES AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK PARTIES' ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWER AND EACH BANK PARTY HEREBY FURTHER (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (B) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (C) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

       Section 10.13. Intercompany Transfers of Assets; Restatement of Existing Credit Documents. Borrower previously acquired the Beaver Plant and assigned and transferred, or is contemporaneously herewith assigning and transferring, the Beaver Plant to Continental Processing. CHI previously acquired the Mocane Plant and has assigned and transferred, or is contemporaneously herewith assigning and transferring, all of its assets to Continental Hydrocarbons, and subsequent to such assignment and transfer, CHI was, or is contemporaneously herewith being, dissolved. Borrower, CHI and Continental Gathering financed the purchase of the Beaver Plant, the Mocane Plant and the Gathering Systems pursuant to that certain Amended and Restated Loan Agreement dated as of February 17, 1995 among Borrower, CHI and Christiania Bank New York Branch (together with the promissory notes jointly and severally made by Borrower and CHI thereunder, the "Existing Credit Documents"). ING Capital is contemporaneously herewith purchasing all rights, titles and interests of Christiania Bank New York Branch under the Existing Credit Documents, and this Agreement, the Notes and the other Loan Documents amend, restate, renew and extend (but do not novate or extinguish) the Existing Credit Documents and the obligations and indebtedness thereunder.

       To confirm Bank Parties' understanding concerning the Existing Credit Documents and Borrower's and its Subsidiaries' obligations and indebtedness thereunder, and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Bank Party that each Existing Credit Document has been duly authorized, executed and delivered and is a legal, valid and binding obligation of each Restricted Person which is a party hereto or thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

       In furtherance of the foregoing, Borrower hereby RATIFIES AND CONFIRMS IN ALL RESPECTS THE OBLIGATIONS AND INDEBTEDNESS UNDER THE EXISTING CREDIT DOCUMENTS AND ANY AND ALL PROMISSORY NOTES EXECUTED IN CONNECTION THEREWITH, including without limitation the promissory notes renewed, extended and increased by (but not novated or extinguished by), or otherwise described in, the Notes, and HEREBY WAIVES IN ALL RESPECTS ANY AND ALL DEFENSES, SETOFFS, DEDUCTIONS AND COUNTERCLAIMS WHICH MAY EXIST AS OF THE DATE HEREOF WHICH ANY RESTRICTED PERSON MAY HAVE TO THE PERFORMANCE OF THE OBLIGATIONS AND PAYMENT OF THE INDEBTEDNESS DESCRIBED THEREIN, including any defense based upon the invalidity, deficiency, illegality, or unenforceability of any of the Existing Credit Documents, in whole or in part, including any defense based upon any claim of usury, any bar by any Law or any statute of limitations or other law of recovery on any of the obligations or indebtedness described therein, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.

       IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                     CONTINENTAL NATURAL GAS, INC.
                                     Borrower


                                     By:
                                        ----------------------------------------
                                        Garry D. Smith, Vice President -
                                        Controller

                                     Address:
                                     1400 Boston Building
                                     1412 So. Boston, Suite 500
                                     Tulsa, Oklahoma  74119
                                     Attention: Garry D. Smith

                                     Telephone: (918) 582-4700
                                     Telecopy:  (918) 560-4900

                                     ING (U.S.) CAPITAL CORPORATION, as Agent


                                     By:
                                        ----------------------------------------
                                        Trond O. Rokholt, Senior Vice President

                                     Address:

                                     135 East 57th Street
                                     New York, New York 10022
                                     Attention:  Trond O. Rokholt

                                     Telephone:  212-409-1943
                                     Telecopy:   212-832-3616


                                     REVOLVING CREDIT LENDERS:

                                     ING (U.S.) CAPITAL CORPORATION,
                                     as a Revolving Credit Lender and LC Issuer


                                     By:
                                        ----------------------------------------
                                        Trond O. Rokholt, Senior Vice President


                                     TERM LENDERS:

                                     ING (U.S.) CAPITAL CORPORATION


                                     By:
                                        ----------------------------------------
                                        Trond O. Rokholt, Senior Vice President

                                                                 LENDER SCHEDULE

                                LENDER SCHEDULE

                                             Revolving Credit                    Term Loan                Percentage
Name of Lender                          Percentage        Amount          Percentage        Amount          Share
--------------                          ----------      -----------       ----------      -----------     ----------
ING (U.S.) Capital Corporation             100%         $25,000,000          100%         $39,000,000         100%

                                                                      SCHEDULE 1

                              DISCLOSURE SCHEDULE


       To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:

       1.  Section 5.6  Initial Financial Statements:



       2.  Section 5.7  Other Obligations:



       3.  Section 5.9  Litigation:

       Colorado Interstate Gas Company, Plaintiff v. C&L Processors and Warren Petroleum Co., a Division of Chevron USA, Inc., Defendants, and Third Party Plaintiffs v. Continental Hydrocarbons, Inc., Third Party Defendant, Case No. 93CV1894, Dist. Ct., El Paso County, Colorado. CIG has asserted claims against CHI (and, pursuant to a pending motion, CNG) relating to processing of CIG gas at the Mocane Plant. CIG seeks recovery of approximately $750,000 relating to processing prior to April 30, 1996 and $1,500,000-$2,000,000 relating to processing since April 30, 1996. CNG disputes the amounts due CIG and has established some reserves.

       Continental Natural Gas, Inc., Plaintiff v. Colorado Interstate Gas, Inc., Defendant, Case No. 96-CV-0041-BU, U.S. Dist. Ct., Northern Dist. Oklahoma. CNG has alleged a constructive fraud claim against CIG relating to a proposed alliance regarding gas processing. CIG has filed a counterclaim seeking recovery of $14,400.

       Settlement discussions regarding the above litigation are ongoing.

       4.  Section 5.11  ERISA Liabilities:



       5.  Section 5.12  Environmental and Other Laws:

       Asbestos is present at the Mocane Plant as set forth on page 4 of the report dated October 31, 1996 by Pilko & Associates, Inc. to ING Capital (the "Pilko Report"). Borrower has created and maintains an Asbestos Operations and Maintenance Plan.

       Groundwater contamination is present at the Laverne Plant as set forth on pages 6 and 7 of the Pilko Report. Remediation has been ongoing since approximately 1993.

       Underground tanks used for the storage of Natural Gas liquids are located at the Mocane Plant.

       6.  Sections 5.13 and 10.3  Names and Places of Business:

              Other Names:  Continental Hydrocarbons, Inc.
                            (predecessor to Continental Hydrocarbons, L.L.C.)

       7.  Section 5.14  Borrower's Subsidiaries and Stockholdings:

              Continental Holdings, Inc., an Oklahoma corporation ("CHC")
               (100% of common stock owned by Borrower)
              Continental Hydrocarbons, L.L.C., an Oklahoma limited liability company (99% of interests owned by Borrower, 1% by CHC)
              Continental Natural Gas Gathering, L.L.C., an Oklahoma limited liability company (99% of interests owned by Borrower, 1% by CHC)
              Continental Gas Processing, L.L.C., an Oklahoma limited liability company (99% of interests owned by Borrower, 1% by CHC)
              Continental Energy Services, L.L.C., an Oklahoma limited
               liability company (99% of interests owned by Borrower, 1% by CHC)

                                                                      SCHEDULE 2

                                SECURITY SCHEDULE

1. Guaranty dated December 30, 1996 by Continental Hydrocarbons, Continental Gathering, Continental Processing and Continental Holdings Company ("CHC") in favor of ING Capital, individually and as Agent.

2. Security Agreement (the "Security Agreement") dated December 30, 1996 by each of Borrower, Continental Hydrocarbons, Continental Gathering, Continental Processing and CHC, in favor of ING Capital, individually and as Agent, covering all personal property.

3. UCC-1 Financing Statements naming each of Borrower, Continental Hydrocarbons, Continental Gathering, Continental Processing and CHC, as debtor and ING Capital, individually and as Agent, as secured party, covering the collateral described in the Security Agreement.

4. Pledge Agreement (the "Pledge Agreement") dated December 30, 1996 in favor of ING Capital, individually and as Agent, by:

       Borrower pledging 100% of stock of CHC, 99% of ownership interests in Continental Hydrocarbons, 99% of ownership interests in Continental Gathering and 99% of ownership interests in Continental Processing; and

       CHC pledging 1% of ownership interests in Continental Hydrocarbons, 1% of ownership interests in Continental Gathering and 1% of ownership interests in Continental Processing.

5. UCC-1 Financing Statements naming each of Borrower and CHC as debtors and ING Capital, individually and as Agent, as secured party, covering the collateral described in the Pledge Agreement.

6. Deed of Trust, Mortgage, Security Agreement, Fixture Filing and Financing Statement dated December 30, 1996 by Borrower, Continental Hydrocarbons, Continental Gathering and Continental Processing in favor of ING Capital, covering (i) the Beaver Plant and related gathering system and facilities, (ii) the Mocane Plant and related facilities and
       (iii) the Gathering Systems (the "Mortgage").

7. UCC-1 Financing Statements covering the collateral described in the Mortgage, naming Borrower, Continental Hydrocarbons, Continental Gathering and Continental Processing as debtor and ING Capital, individually and as Agent, as secured party.

8. Assignment of Notes and Liens by Christiania Bank New York Branch ("Christiania"), as assignor, in favor of ING Capital, individually and as Agent, as assignee.

9. UCC-3 Financing Statement Assignments by Christiania, as assignor, in favor of ING Capital, individually and as Agent, as assignee.

                                                                      SCHEDULE 3

                               INSURANCE SCHEDULE

                                                                       EXHIBIT A

                              REVOLVING CREDIT NOTE


$25,000,000                    New York, New York             December 30, 1996

       FOR VALUE RECEIVED, the undersigned, Continental Natural Gas, Inc., an Oklahoma corporation (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) CAPITAL CORPORATION (herein called "Revolving Credit Lender"), the principal sum of Twenty-Five Million Dollars ($25,000,000), or, if greater or less, the aggregate unpaid principal amount of the Revolving Credit Loans made under this Revolving Credit Note by Revolving Credit Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 135 East 57th Street, New York, New York or at such other place within New York County, New York, as from time to time may be designated by the holder of this Revolving Credit Note.

       This Revolving Credit Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, ING (U.S.) Capital Corporation, as Agent, and the lenders (including Revolving Credit Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Revolving Credit Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Revolving Credit Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

       For the purposes of this Revolving Credit Note, the following terms have the meanings assigned to them below:

              "Base Rate Payment Date" means (i) the last day of each January, April, July and October, beginning January 31, 1997, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid.
       If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

              "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

       The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Revolving Credit Commitment Termination Date.

       So long as no Default has occurred and is continuing, the Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. So long as no Default has occurred and is continuing, each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. Upon the occurrence and during the continuance of a Default, the Base Rate Loans and the Eurodollar Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Revolving Credit Note shall never bear interest in excess of the Highest Lawful Rate, and
(b) if at any time the rate at which interest is payable on this Revolving Credit Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate, and Default Rate), this Revolving Credit Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

       Notwithstanding the foregoing paragraph and all other provisions of this Revolving Credit Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Revolving Credit Note, and this Revolving Credit
Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

       If this Revolving Credit Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Revolving Credit Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

       Borrower and all endorsers, sureties and guarantors of this Revolving Credit Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Revolving Credit Note, protest, notice of protest, notice of intention to accelerate the maturity of this Revolving Credit Note, declaration or notice of acceleration of the maturity of this Revolving Credit Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Revolving Credit Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

       THIS REVOLVING CREDIT NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

       This Revolving Credit Note renews, extends and increases (but does not extinguish or novate): (i) that certain Amended and Restated Revolving Credit Note dated November 7, 1996 made jointly and severally by Borrower and Continental Hydrocarbons, Inc. ("CHI"), predecessor of Continental Hydrocarbons, L.L.C., in the original principal amount of $12,000,000 and payable to the order of ING (U.S.) Capital Corporation, as assignee of Christiania Bank New York Branch ("Christiania"), which renewed, extended and increased (but did not extinguish or novate), (ii) that certain Revolving Credit Note dated February 17, 1995 made jointly and severally by Borrower and CHI in the original principal amount of $8,000,000 and payable to the order of Christiania, which renewed and extended (but did not extinguish or novate),
(iii) that certain Revolving Credit Note dated December 22, 1993 made by Borrower in the original principal amount of $8,000,000 and payable to the order of Christiania, which renewed and extended (but did not extinguish or novate), (iv) that certain Revolving Credit Note dated December 24, 1991 made by Borrower in the original principal amount of $8,000,000 and payable to the order of Christiania.


                                      CONTINENTAL NATURAL GAS, INC.


                                      By:
                                         ---------------------------------------
                                         Garry D. Smith, Vice President -
                                         Controller

                                                                       EXHIBIT B

                                    TERM NOTE


$39,000,000                    New York, New York             December 30, 1996

       FOR VALUE RECEIVED, the undersigned, Continental Natural Gas, Inc., an Oklahoma corporation (herein called "Borrower"), hereby promises to pay to the order of ING (U.S.) CAPITAL CORPORATION (herein called "Term Lender"), the principal sum of Thirty-Nine Million Dollars ($39,000,000), or, if greater or less, the aggregate unpaid principal amount of the Term Loans made under this Term Note by Term Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 135 East 57th Street, New York, New York or at such other place within New York County, New York, as from time to time may be designated by the holder of this Term Note.

       This Term Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, ING (U.S.) Capital Corporation, as Agent, and the lenders (including Term Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Term Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Term Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

       For the purposes of this Term Note, the following terms have the meanings assigned to them below:

              "Base Rate Payment Date" means (i) the last day of each January, April, July and October, beginning January 31, 1997, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid.
       If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

              "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

       The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on July 31, 2001.

       So long as no Default has occurred and is continuing, the Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. So long as no Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. Upon the occurrence and during the continuance of a Default, the Base Rate Loans and the Eurodollar Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Term Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Term Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate, and Default Rate), this Term Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

       Notwithstanding the foregoing paragraph and all other provisions of this Term Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable Law, may be charged on this Term Note, and this Term Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

       If this Term Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Term Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

       Borrower and all endorsers, sureties and guarantors of this Term Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Term Note, protest, notice of protest, notice of intention to accelerate the maturity of this Term Note, declaration or notice of acceleration of the maturity of this Term Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Term Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

       THIS TERM NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

       This Term Note renews, extends and increases (but does not extinguish or novate): (i) that certain Tranche A Term Note dated February 17, 1995 and that certain Amended and Restated Tranche B Term Loan Note dated March 29, 1996, each made jointly and severally by Borrower and Continental Hydrocarbons, Inc. ("CHI"), predecessor of Continental Hydrocarbons, L.L.C., in the respective original principal amounts of $5,000,000 and $25,000,000 and each payable to the order of ING (U.S.) Capital Corporation, as assignee of Christiania Bank New York Branch ("Christiania"), which Amended and Restated Tranche B Term Loan Note renewed, extended and increased (but did not extinguish or novate) that certain Tranche B Term Loan Note dated May 18, 1995, made jointly and severally by Borrower and CHI in the original principal amount of $8,000,000 and payable to the order of Christiania, which Tranche A Term Loan Note and Tranche B Term Loan Note jointly renewed, extended and increased (but did not extinguish or novate), (iii) that certain Third Term Loan Note dated June 30, 1993 made by Borrower in the original principal amount of $10,000,000 and payable to the order of Christiania, which renewed, extended and increased (but did not extinguish or novate), (iv) that certain Term Loan Note dated April __, 1992 made by Borrower in the original principal amount of $8,000,000 and payable to the order of Christiania, which renewed, extended and increased (but did not extinguish or novate), (v) that certain Term Loan Note dated December 24, 1991 made by Borrower in the original principal amount of $6,000,000 and payable to the order of Christiania.


                                     CONTINENTAL NATURAL GAS, INC.


                                     By:
                                        ----------------------------------------
                                        Garry D. Smith, Vice President -
                                        Controller

                                                                     EXHIBIT C-1

                                BORROWING NOTICE

       Reference is made to that certain Credit Agreement dated as of December 30, 1996 (as from time to time amended, the "Agreement"), by and among Continental Natural Gas, Inc., ("Borrower"), ING (U.S.) Capital Corporation, as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

       Borrower hereby requests a Borrowing of new Revolving Credit Loans to be advanced pursuant to Section 2.2(a) of the Agreement as follows:

        Aggregate amount of Revolving Credit Loan Borrowing:    $_______________

        Type of Revolving Credit Loans in Borrowing:             _______________

        Date on which Revolving Credit Loans are to be advanced: _______________

        Length of Interest Period for Eurodollar Loans
          (1, 2, 3 or 6 months):                                 ________ months

       To induce Revolving Credit Lenders to make such Revolving Credit Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

              (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

              (b) The representations and warranties of Restricted Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

              (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Revolving Credit Loans hereby requested in compliance with Section 2.4 of the Agreement.

              (d)  Except to the extent waived in writing as provided in
       Section 10.1(a) of the Agreement, Borrower and each of its Subsidiaries have performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Revolving Credit Loans contained in the Agreement remains satisfied.

              (e) The Revolving Credit Facility Usage, after the making of the Revolving Credit Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Revolving Credit Loans.

              (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

       The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

       IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.


                                           CONTINENTAL NATURAL GAS, INC.


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT C-2

                             REQUEST FOR TERM LOANS

       Reference is made to that certain Credit Agreement dated as of December 30, 1996 (as from time to time amended, the "Agreement"), by and among Continental Natural Gas, Inc., ("Borrower"), ING (U.S.) Capital Corporation, as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

       Borrower hereby requests a Borrowing of new Term Loans to be advanced pursuant to Section 2.2(b) of the Agreement as follows:

        Aggregate amount of Term Loan Borrowing:            $__________________

        Type of Term Loans in Borrowing:                     __________________

        Date on which Term Loans are to be advanced:         __________________

        Length of Interest Period for Eurodollar Loans
          (1, 2, 3 or 6 months):                             ___________ months

       To induce Term Lenders to make such Term Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

              (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

              (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

              (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Term Loans hereby requested in compliance with Section 2.4 of the Agreement.

              (d)  Except to the extent waived in writing as provided in
       Section 10.1(a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Term Loans contained in the Agreement remains satisfied.

              (e) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

       The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

       IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.


                                           CONTINENTAL NATURAL GAS, INC.


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT D

                         CONTINUATION/CONVERSION NOTICE

       Reference is made to that certain Credit Agreement dated as of December 30, 1996 (as from time to time amended, the "Agreement"), by and among Continental Natural Gas, Inc., ("Borrower"), ING (U.S.) Capital Corporation, as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

       Borrower hereby requests a conversion or continuation of existing [Revolving Credit/Term] Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

       Existing Borrowing(s) to be continued or converted:

           $________ of Eurodollar Loans with Interest Period ending __________

           $________ of Base Rate Loans

           Aggregate amount of new Borrowing:                   $______________

           Type of Loans in new Borrowing:                       ______________

           Date of continuation or conversion:                   ______________

       Length of Interest Period for Eurodollar Loans
(1, 2, 3 or 6 months):                                    _______ months

       To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

              (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

              (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement.

              (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

       The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

       IN WITNESS WHEREOF this instrument is executed as of ______________.


                                           CONTINENTAL NATURAL GAS, INC.

                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT E

                  CERTIFICATE ACCOMPANYING FINANCIAL STATEMENTS

       Reference is made to that certain Credit Agreement dated as of December 30, 1996 (as from time to time amended, the "Agreement"), by and among Continental Natural Gas, Inc., ("Borrower"), ING (U.S.) Capital Corporation, as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

       This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

              (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ________ of Borrower and as such is Borrower's chief financial officer;

              (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

              (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections 7.11 through 7.14 of the Agreement *[and Borrower's non-compliance as of such date with the requirements of Section(s) ________ of the Agreement];

              (d) on the Reporting Date Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of
       Section 5.4 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

              (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

       The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

       IN WITNESS WHEREOF, this instrument is executed as of ________, 19__.


                                           CONTINENTAL NATURAL GAS, INC.


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT F

                          CONTINENTAL NATURAL GAS, INC.
                              BORROWING BASE REPORT
                              AS OF ________, 199__

A.     Total Accounts Receivable Billed                          $___________

B.     Less:  Accounts over 90 days past due                     -___________

C.            Discounts, allowances, rebates, credits
              and adjustments                                    -___________

D.            Contra accounts, setoffs, defenses,
              counterclaims                                      -___________

E.            Amounts billed for retainage                       -___________

F.            Accounts owed by insolvent account debtors         -___________

G.            Accounts owed by Affiliates, officers or
              employees of Borrower or any Affiliate             -___________

H.            Otherwise excluded by Agent                        -___________

I.     Net Eligible Receivables                                   ___________

J.     Times Advance Rate                                              x 80%

K.     Borrowing Base                                            $___________

L.     Revolving Credit Commitment                               $25,000,000

M.     Gross Availability (Lesser of Line K or Line L)           $___________

N.     Less Revolving Credit Facility Usage                      [$__________]
       (Revolving Credit Loans and LC Obligations Outstanding)

O.     Remaining Availability (Line M minus Line N)              $___________


*If Line O is a negative amount, Borrower will, within fifteen (15) days after Agent gives notice of such fact to Borrower, repay principal on the Revolving Credit Notes by such amount.

The undersigned certifies that the information presented here, and any financial statements presented in conjunction with this Borrowing Base Report, are true and correct. The undersigned further certifies that he/she is an officer of the corporation duly authorized to present such information for purposes of obtaining credit.


                                     CONTINENTAL NATURAL GAS, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT G

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE

       Reference is made to that certain Credit Agreement dated as of December 30, 1996 (as from time to time amended, the "Agreement"), by and among Continental Natural Gas, Inc., ("Borrower"), ING (U.S.) Capital Corporation, as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned, being the *[President/Chief Executive Officer] of Borrower, hereby certifies to Agent and Lenders as follows:

              1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section 5.12 of the Credit Agreement *[except as set forth in Schedule I attached hereto];

              2. To the best knowledge of the undersigned after due inquiry, Borrower and each of its Subsidiaries are on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could cause a Material Adverse Change;

              3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents;

              4. Borrower is in the process of establishing an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could cause a Material Adverse Change; and

              5. Borrower is in the process of establishing an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

       The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

       IN WITNESS WHEREOF, this instrument is executed as of ________, 19__.


                                     CONTINENTAL NATURAL GAS, INC.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT H

                   LETTER OF CREDIT APPLICATION AND AGREEMENT

             [Attach ING Letter of Credit Application and Agreement

                                                                       EXHIBIT I

            OPINION OF ALBRIGHT & RUSHER, A PROFESSIONAL CORPORATION
                         COUNSEL FOR RESTRICTED PERSONS

                            [Attach form of Opinion]

                                                                       EXHIBIT J

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                         Date ___________, 199__


       Reference is made to that certain Credit Agreement dated as of December 30, 1996 (as from time to time amended, the "Agreement"), by and among Continental Natural Gas, Inc., ("Borrower"), ING (U.S.) Capital Corporation, as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

       ________________ ("Assignor") and ________________ ("Assignee") hereby agree as follows:

       1. Assignor hereby sells and assigns to Assignee without recourse and without representation or warranty (other than as expressly provided herein), and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and duties under the Agreement as of the date hereof which represents the percentage interest specified in Item 3 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of all [Revolving Credit/Term] Lenders under the Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share in Assignor's [Revolving Credit/Term] Loans and [Revolving Credit/Term] Note. After giving effect to such sale and assignment, Assignee's [Revolving Credit/Term Loan] Percentage Share (and Assignor's remaining [Revolving Credit/Term Loan] Percentage Share) will be as set forth in Item 3 of Annex I hereto.

       2. Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any of its Subsidiaries, any other Restricted Person or the performance or observance by any of them of any of their respective obligations under the Agreement, the other Loan Documents, or any other instrument or document furnished pursuant thereto.

       3. Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements most recently delivered thereunder and such other Loan Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Agreement and its own independent decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon Assignor or any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is a an Eligible Transferee under the Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are specifically delegated to them, together with all other powers reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a

[Revolving Credit/Term] Lender (including the obligation to make future [Revolving Credit/Term] Loans). [; and (vi) attaches the "Prescribed Forms" described in Section 3.6(d) of the Agreement.]

       4. Following the execution of this Assignment and Assumption Agreement by Assignor and Assignee, an executed original hereof (together with all attachments) will be delivered to Agent. The effective date of this Assignment and Assumption Agreement (the "Settlement Date") shall be the date specified in
Item 4 of Annex I hereto; provided that this Assignment and Assumption Agreement shall not be deemed to have taken effect unless (i) the consent hereto of Agent and Borrower has been obtained (to the extent required in the Agreement), (ii) Agent has received a fully executed original hereof, and
(iii) Agent has received the processing fee (if required) which is referred to in Section 10.5(c)(ii) of the Agreement.

       5. Upon the satisfaction of the foregoing conditions, then as of the Settlement Date: (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a [Revolving Credit/Term] Lender thereunder and under the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its duties under the Agreement and the other Loan Documents.

       6. All interest, fees and other amounts that would otherwise accrue pursuant to the Agreement and Assignor's [Revolving Credit/Term] Note for the account of Assignor from and after the Settlement Date shall, instead accrue for the account of, and be payable to, Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. All payments of principal that would otherwise be payable from and after the Settlement Date to or for the account of Assignor pursuant to the Agreement and Assignor's [Revolving Credit/Term] Note shall, instead, be payable to or for the account of Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. On the Settlement Date, Assignee shall pay to Assignor an amount specified by Assignor in writing which represents the portion of Assignor's [Revolving Credit/Term] Loans which is being assigned and which is outstanding on the Settlement Date, net of any closing costs. Assignor and Assignee shall make any appropriate adjustments in payments under the Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

       7. Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

       8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


                                        [NAME OF ASSIGNOR], as Assignor

                                        By:
                                           -------------------------------------
                                            Title:

                                        [NAME OF ASSIGNEE], as Assignee

                                        By:
                                           -------------------------------------
                                            Title:

CONSENTED TO AND ACKNOWLEDGED:

ING (U.S.) CAPITAL CORPORATION, as Agent


By:
    ---------------------------------
    Title:

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.     Borrower:  Continental Natural Gas, Inc.

2.     Date of Assignment Agreement:

3.     Amounts (as of date of item #2 above):

                                         Assignor                  Assignee
                                        (as Revised)                (New)
                                        ------------              --------
       a. Percentage Share              ________%                 ________%

       b. Percentage Share of
          Maximum Loan Amount:          $__________               $__________

4.     Settlement Date:

5.     Notices:

       ASSIGNEE:
       ____________________
       ____________________
       ____________________
       Attention:
       Telephone:
       Telecopy:

6.     Wiring Instructions:
       ____________________
       ____________________
       ____________________